===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           First Coastal Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         common stock
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         1,199,989 shares and 148,000 options
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         Each of the 1,199,989 issued and outstanding shares of common stock will, upon consummation of the merger, be converted into the right to receive $21.00 in cash. With respect to the 148,000 options to purchase shares of the Registrant's common stock, each holder thereof will receive a cash payment of $21.00 per share less the exercise price per share of $8.757 (calculated on a weighted average per share basis for purposes hereof), or $12.243 per share.
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
         $27,011,760
     -------------------------------------------------------------------------


     (5) Total fee paid:
         $5,402
     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)


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                             [FIRST COASTAL LOGO]

                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholder:

  We cordially invite you to attend a special meeting of the stockholders of First Coastal Corporation. The meeting will be held at the DoubleTree Hotel, 1230 Congress Street, Portland, Maine on Thursday, August 9, 2001 at 10:00 a.m., local time.

  At the special meeting, you will be asked to adopt a merger agreement which provides for First Coastal to be acquired by Norway Bancorp, Inc. If the merger is completed, you will be entitled to receive a cash payment of $21.00 for each share of First Coastal stock that you own. Upon completion of the merger, you will not own any stock or other interest in First Coastal or Norway Bancorp.

  Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals and adoption of the merger agreement by the affirmative vote of a majority of our outstanding shares of common stock. As of June 20, 2001, the directors and executive officers of First Coastal owned 3.0% of the outstanding shares of First Coastal common stock entitled to vote at the special meeting. Our directors and officers have agreed to vote all of their shares of First Coastal common stock in favor of the merger agreement.

  We urge you to read the attached proxy statement carefully. It describes the merger agreement in detail and includes a copy of the merger agreement.

  OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT BECAUSE THE BOARD BELIEVES IT TO BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

  It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy form and return it promptly in the postage-paid envelope provided.

  On behalf of the Board of Directors, I thank you for your prompt attention to this important matter.




                                       Gregory T. Caswell
                                       President and Chief Executive Officer


  EACH VOTE IS IMPORTANT.  PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                           FIRST COASTAL CORPORATION

                              1200 CONGRESS STREET
                             PORTLAND, MAINE 04102
                                 (207) 774-5000


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
              TO BE HELD AT THE DOUBLETREE HOTEL ON AUGUST 9, 2001


  We will hold a special meeting of stockholders of First Coastal Corporation, a Delaware corporation, at 10:00 a.m., local time on Thursday, August 9, 2001 at the DoubleTree Hotel, 1230 Congress Street, Portland, Maine, for the following purpose:

     To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger by and between Norway Bancorp, Inc., Norway Merger Subsidiary, Inc., a wholly owned subsidiary of Norway Bancorp, Norway Savings Bank, First Coastal and Coastal Bank, dated as of April 1, 2001, as more fully described in this proxy statement.

  The Board of Directors has fixed June 20, 2001 as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting, and only holders of First Coastal common stock of record at the close of business on that day will be entitled to vote.

  A complete list of stockholders entitled to vote at the meeting will be available at the offices of First Coastal during ordinary business hours for the 10-day period before the special meeting for examination by any stockholder for any purpose related to the meeting. This list will also be available at the meeting.

  Whether or not you expect to be present at the meeting, please complete, date, sign and return the enclosed proxy, which is solicited by the Board of Directors of First Coastal. The shares represented by the proxy will be voted according to your specified response. The proxy is revocable and will not affect your right to vote in person if you attend the meeting. Please do not send stock certificates with your proxy card.

  The Board of Directors and executive officers of First Coastal, who collectively hold approximately 3.0% of the outstanding shares of First Coastal common stock entitled to vote at the special meeting, have agreed to vote all of their shares in favor of adoption of the merger agreement.


                       By Order of the Board of Directors



                       Gregory T. Caswell
                       President and Chief Executive Officer


Portland, Maine
June 29, 2001

This proxy statement is first being mailed to our stockholders on or about July 6, 2001.

    OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND
        RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                              TABLE OF CONTENTS


                                                   Page
                                                  ------
QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES....
 AND THE SPECIAL MEETING.........................     ii
SUMMARY..........................................      1
WHERE YOU CAN FIND MORE INFORMATION..............      3
THE SPECIAL MEETING..............................      3
  Time, Date and Place...........................      3
  Matter to Be Considered........................      3
  Record Date; Vote Required.....................      3
  Beneficial Ownership of First Coastal
   Common Stock..................................      3
  First Coastal Common Stock.....................      4
  Proxies........................................      4
THE MERGER.......................................      5
  General........................................      5
  The Companies..................................      5
  Background of the Merger.......................      5
  Reasons for the Merger;
   Recommendation of Our Board
    of Directors.................................      7
  Opinion of Feldman Financial
    Advisors.....................................      7
  You Will Receive Cash for Your First
   Coastal Common Stock..........................     11
  Treatment of Options...........................     12
  Procedure for Surrendering Your Certificates...     12
  Representations and Warranties.................     12
  Conduct of Business Prior to Completion
   of the Merger.................................     13
  Conditions to the Merger.......................     14
  Approvals Needed to Complete the Merger........     15
  Termination of the Merger Agreement............     16
  Waiver and Amendment of the Merger Agreement...     17
  Interests of Directors and Officers that are
   Different from Your Interests.................     17
  You Have Dissenters' Rights of Appraisal.......     18
  Federal Income Tax Consequences of the
   Merger to You.................................     20
  Accounting Treatment of the Merger.............     21
CERTAIN RELATED AGREEMENTS.......................     21
  Bank Merger Agreement..........................     21
  Voting Agreement...............................     21
STOCK OWNED BY MANAGEMENT........................     22
PRINCIPAL HOLDERS OF FIRST COASTAL COMMON STOCK..     23
FUTURE STOCKHOLDER PROPOSALS.....................     23
OTHER MATTERS....................................     23


                                   APPENDICES

Appendix A -- Agreement and Plan of Merger.......    A-1
Appendix B -- Opinion of Feldman Financial
 Advisors, dated as of April 1, 2001.............    B-1
Appendix C -- Section 262 of the Delaware
 General Corporation Law ........................    C-1

     QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES AND THE SPECIAL MEETING


Q. What do I need to do now?

A. After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. This will enable your vote to be counted at the special meeting.

Q. Why is my vote important?

A. The merger must be approved by a majority of the outstanding shares of First Coastal common stock entitled to vote. If you do not return your proxy form or vote in person at the special meeting, it will have the same effect as a vote against the merger.

Q. If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A. No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions your broker provides.

Q. What if I fail to instruct my broker?

A. If you fail to instruct your broker to vote your shares, it will have the same effect as a vote against the merger agreement.

Q. Can I attend the meeting and vote in person?

A. Yes. All stockholders are invited to attend the special meeting. Stockholders of record can vote in person at the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the special meeting.

Q. Can I change my vote?

A. Yes. If you have not voted through your broker or other nominee, there are three ways you can change your vote after you have sent in your proxy form.

   . First, you may send a written notice of revocation to the Secretary of First Coastal.

   . Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

   . Third, you may attend the special meeting and vote in person. Any earlier proxies will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

Q. Should I send in my stock certificates now?

A. No, you should not send in your stock certificates with your proxy. Instructions for surrendering your First Coastal common stock certificates will be sent to you after we complete the merger.

Q. Whom should I call if I have questions?

A. You should call our proxy solicitor, Mellon Investor Services, LLC, at 1-800-288-9541.


                      *      *      *      *      *

                                    SUMMARY

  This summary highlights material information from this proxy statement. You should carefully read the entire proxy statement and the other documents to which we refer, including the merger agreement, attached as Appendix A, to fully understand the merger.


IF THE MERGER HAPPENS, YOU WILL BE ENTITLED TO RECEIVE $21.00 IN CASH PER SHARE OF FIRST COASTAL COMMON STOCK (SEE PAGE 11).

  If the merger is completed, each First Coastal stockholder will be entitled to receive $21.00 in cash for each share of First Coastal common stock held. For example, if you own 50 shares of First Coastal common stock, you will be entitled to receive $1,050.00 upon the surrender of your certificate for those shares.

OUR REASONS FOR THE MERGER; RECOMMENDATION OF OUR BOARD OF DIRECTORS (SEE PAGE
7).

  Our Board of Directors believes that the merger is in the best interests of First Coastal and our stockholders and recommends that the stockholders vote "FOR" the proposal to adopt the merger agreement. The merger will enable our stockholders to realize significant value on their investment in First Coastal. In reaching its decision to approve the merger agreement, our Board of Directors considered various factors which are discussed in detail in this proxy statement.

SOME MATERIAL TERMS OF THE MERGER AGREEMENT.

 . The merger cannot occur unless our stockholders adopt the merger agreement by the affirmative vote of a majority of the outstanding shares of First Coastal common stock entitled to vote and we receive approvals from the banking regulators (see page 15).

 . We have agreed to conduct our business according to particular requirements in the period prior to the merger (see page 13).

 . The completion of the merger depends on a number of conditions being satisfied or waived (see page 14).

 . Each of our directors and executive officers entered into a voting agreement with Norway, the form of which is an exhibit to the merger agreement. Under the voting agreement, our directors and executive officers agreed to vote in favor of the merger agreement at the special meeting (see page 21).

 . We have agreed not to solicit or encourage a competing transaction to acquire us or Coastal Bank, except where the failure to do so would cause our Board of Directors to breach its fiduciary duties (see page 14).

 . We are required to pay Norway a liquidated damages fee of $1 million upon the occurrence of certain events (see page 17).

 . If the merger is not completed by December 31, 2001, the merger agreement may be terminated by either First Coastal or Norway, unless the failure to close is due to a breach of the party seeking to terminate (see page 16).

OUR FINANCIAL ADVISOR SAYS THE MERGER CONSIDERATION IS FAIR FROM A FINANCIAL POINT OF VIEW TO OUR STOCKHOLDERS (SEE PAGE 7).

  Our financial advisor, Feldman Financial Advisors, Inc., has given us a written opinion dated April 1, 2001 that states the cash consideration to be paid to our stockholders is fair from a financial point of view. A copy of the opinion is attached to this proxy statement as Appendix B. You should read it completely to understand the assumptions made, matters considered and limitations on the review performed by our financial advisor in issuing its opinion. We have agreed to pay Feldman Financial Advisors a fee of $50,000.

FINANCIAL INTERESTS OF FIRST COASTAL OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE 17).

  Our directors and executive officers have interests in the merger as individuals in addition to, or different from, their interests as stockholders, such as receiving change of control payments, indemnification and insurance coverage, and other benefits. Our Board of Directors was aware of these interests and considered them in its decision to approve the merger agreement.

YOU HAVE DISSENTERS' RIGHTS (SEE PAGE 18).

  Under Delaware law, you have dissenters' appraisal rights with respect to your First Coastal common stock. If you do not wish to accept the $21.00 per share merger consideration, you can dissent from the merger and instead choose to have the fair value of your shares judicially determined and paid to you in cash. However, in order to exercise your rights, you must follow specific procedures. You should carefully read Section 262 of the Delaware General Corporation Law which is included as Appendix C.

THE MERGER WILL BE TAXABLE TO OUR STOCKHOLDERS (SEE PAGE 20).

  Generally, you will recognize income for Federal, and possibly state and local, tax purposes, on the exchange of your First Coastal common stock for cash. You will recognize gain or loss equal to the difference between the amount of cash you receive and your tax basis in your First Coastal common stock. You should consult your personal tax advisor for a full understanding of the merger's specific tax consequences to you.

THE MERGER IS EXPECTED TO OCCUR IN THE THIRD QUARTER OF 2001 (SEE PAGE 15).

  The merger will only occur after all the conditions to its completion have been satisfied or waived. Currently, we anticipate that the merger will occur in the third quarter of 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

  As a public company, we are obligated to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference rooms located at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549; 7 World Trade Center, 13th Floor, New York, NY 10048; and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's website at "http://www.sec.gov."


                              THE SPECIAL MEETING

TIME, DATE AND PLACE

  The special meeting is scheduled to be held at 10:00 a.m., local time, on Thursday, August 9, 2001, at The DoubleTree Hotel, 1230 Congress Street, Portland, Maine.

MATTER TO BE CONSIDERED

  At the special meeting, you will be asked to approve a proposal to adopt the merger agreement. No other proposals will be presented for consideration at the special meeting other than the adoption of the merger agreement.

RECORD DATE; VOTE REQUIRED

  Only our stockholders of record at the close of business on June 20, 2001 are entitled to notice of and to vote at the special meeting. As of June 20, 2001, there were 1,199,989 shares of our common stock outstanding and entitled to vote at the special meeting.

  Except for shares constituting "excess shares" under our certificate of incorporation, each outstanding share of our common stock will be entitled to cast one vote per share at the special meeting. "Excess shares" are not entitled to vote on the merger agreement. As of June 20, 2001, there were 13,760 shares of our common stock that were considered "excess shares" due to the fact that their holder holds 10% or more of our outstanding common stock.

  You may vote in person or by submitting a properly executed proxy. The presence, in person or by properly executed proxy, of the holders of at least one-third of all the shares entitled to vote at the special meeting will constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum. A broker non-vote is an unvoted proxy submitted by a broker. Under applicable rules, brokers or other nominees who hold shares in street name for customers who are the beneficial owners of such shares may not vote those shares with respect to the merger agreement unless they have received specific instructions from their customers.

  To approve and adopt the merger agreement, the holders of a majority of the outstanding shares of First Coastal common stock entitled to vote must vote in favor of the merger agreement. Consequently, a failure to vote, an abstention or a broker non-vote will have the same effect as voting against the merger agreement.

  Approval of the merger agreement by our stockholders is one of the conditions that must be satisfied to complete the merger. See "The Merger - Conditions to the Merger."

BENEFICIAL OWNERSHIP OF FIRST COASTAL COMMON STOCK

  As of June 20, 2001, our directors and executive officers and their affiliates owned in the aggregate 35,865 shares (excluding stock options) of our common stock, or 3.0% of our outstanding shares of common stock entitled to vote at the special meeting. Our executive officers and directors have entered into a voting agreement with Norway agreeing to vote their shares of First Coastal common stock in favor of the merger.

FIRST COASTAL COMMON STOCK

  Our common stock is traded on the Nasdaq Stock Market's SmallCap Market under the symbol "FCME." On March 30, 2001, the last trading day prior to the joint announcement by First Coastal and Norway that they had entered into the merger agreement, the closing price per share of our common stock was $11.25. On June 27, 2001, which is the last practicable date prior to printing this proxy statement, the closing price per share of our common stock was $20.51. None of the directors or executive officers of Norway own any shares of our common stock.

PROXIES

  Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless they have been revoked, be voted at the special meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted "FOR" adoption of the merger agreement.

  You should complete and return the proxy form accompanying this proxy statement to ensure that your vote is counted at the special meeting, regardless of whether you plan to attend the special meeting. If you are a record holder of common stock, you can revoke your proxy at any time before the vote is taken at the special meeting by:

 . submitting written notice of revocation to the Secretary of First Coastal, . submitting a properly executed proxy bearing a later date, or . voting in person at the special meeting.

  Written notice of revocation and other communications about revoking your proxy should be addressed to:

     First Coastal Corporation
     1200 Congress Street
     Portland, Maine 04102
     Attention:  Corporate Secretary

  If your First Coastal common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. Please review the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

  If any other matters are properly presented at the special meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. As of the date of this proxy statement, we know of no other matters to be presented at the meeting.

  Certain material events or changes in circumstances including a material amendment to the merger agreement or a material revision of the fairness opinion issued by Feldman Financial Advisors may result in a resolicitation of your vote. Under those circumstances, we will provide you with supplemental information about the material event or change in circumstances and give you an opportunity to recast your vote.

  We have retained Mellon Investor Services, a professional proxy solicitation firm, to assist in the solicitation of proxies. We will pay Mellon Investor Services a fee of $5,000, plus expenses. In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our stockholders, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. We will bear our own expenses in connection with the solicitation of proxies for the special meeting.

  You are requested to complete, date and sign the accompanying proxy form and to return it promptly in the enclosed postage-paid envelope.

  You should not forward stock certificates with your proxy forms.

                                   THE MERGER

  The following information describes the material terms of the proposed merger. All stockholders are urged to read the merger agreement, which is attached as Appendix A, in its entirety, as well as the opinion of our financial advisor attached as Appendix B.

GENERAL

  As soon as possible after the conditions to completion of the merger described below have been satisfied or waived, and unless the merger agreement has been terminated as discussed below, First Coastal and Coastal Bank will be acquired by Norway and Norway Savings. The acquisition of First Coastal and Coastal Bank will be accomplished through a three-step process. First, First Coastal will merge with a wholly owned subsidiary of Norway created for the purposes of the merger. As a result of this merger, First Coastal will be the surviving corporation and Norway will be its sole stockholder. At the effective time of the merger of the merger subsidiary into First Coastal, each share of First Coastal common stock will be converted into the right to receive $21.00 in cash. Second, First Coastal will be merged into Norway. Finally, Coastal Bank will be merged with and into Norway Savings, with Norway Savings being the surviving bank.

THE COMPANIES

     First Coastal Corporation
     Coastal Bank
     1200 Congress Street
     Portland, Maine 04102
     (207) 774-5000

  First Coastal is a Delaware corporation and the parent bank holding company of Coastal Bank. Coastal Bank is a Maine-chartered stock savings bank, which is headquartered in Portland, Maine. Coastal Bank currently has eight banking offices in Maine, located in Brunswick (2), Falmouth, Freeport, Portland (2), Saco and Topsham.

     Norway Bancorp, MHC
     Norway Bancorp, Inc.
     Norway Savings Bank
     132 Main Street
     Norway, Maine 04268
     (207) 743-7986

  Norway operates in the mutual holding company structure. Norway Bancorp, MHC, a Maine-chartered mutual holding company, owns all of the issued and outstanding shares of common stock of Norway Bancorp, Inc. Norway Bancorp, Inc., a Delaware stock corporation, in turn, owns all of the issued and outstanding shares of Norway Savings Bank, a universal bank. Norway Savings currently has ten banking offices in Maine, located in Norway, Bridgton, Fryeburg, Naples, South Paris
(2), Windham, Bethel, Augusta and Oxford.

  Norway Savings and Coastal Bank directly own 40% and 20%, respectively, of the outstanding common stock of Financial Institutions Service Corporation, a Maine corporation providing primarily item and data processing functions to small and medium-sized financial institutions in New England.

BACKGROUND OF THE MERGER

  In 1997, First Coastal developed and began to implement a five-year strategic plan designed to build stockholder value. The plan has been revisited and updated annually to extend to a rolling four-year period. Significant components of the plan achieved over the past several years include the development of an expanded commercial banking group, the introduction of new retail deposit programs and the restructuring of the branch system.

  In early January 2001, the chief executive officers of each of Norway and First Coastal held an introductory meeting with no planned agenda. The meeting was set up as an introductory meeting since the chief executive officer of Norway was relatively new to that organization, and since Norway and First Coastal had a common business interest in their respective investments in Financial Institutions Service Corporation. At that meeting, the possibility of a business combination was mentioned on a conceptual basis. Following this meeting, later in January, the chief executive officers conversed by telephone. The discussions were reviewed with the First Coastal Board at its January 31 meeting. While confirming First Coastal's intention to operate under an independent business plan, the Board approved further discussions with Norway.

  The chief executive officers of the two companies met again on February 22, 2001 to explore the possibility of a merger of the two companies. Following these preliminary discussions, the Board of Directors of First Coastal, at its February 28 meeting, reviewed with management First Coastal's anticipated performance over the remaining period of the strategic plan, as well as companies that might have an interest in acquiring First Coastal as of that time. The review included a discussion of market, industry and economic factors that could affect performance and achievement of First Coastal's objectives. Based on this review, the Board confirmed its intention to pursue an independent business plan, but in view of the potentially significant value to First Coastal's stockholders of a possible business combination with Norway, and Norway's apparent financial and regulatory ability to conclude a transaction, the Board authorized continuing the discussions, subject to execution of a customary confidentiality and standstill agreement.

  In early March 2001, First Coastal provided due diligence information to Norway under the terms of the confidentiality agreement. The due diligence information consisted of data and records requested by Norway which allowed Norway to evaluate the prospects of a combined entity. The information included customary data and records such as loan, deposit and borrowing data, and, as discussed below under Opinion of Feldman Financial Advisors, First Coastal's 2001 budget and four-year financial forecast. A series of discussions continued to be held between the chief executive officers of the two companies. On March 21, the Board of Directors of First Coastal received a report from management on the communications between the companies, information regarding similar transactions between other institutions and financial data regarding Norway. During this meeting, the Board was informed of Norway's interest in retaining certain members of First Coastal's management team following the merger, including the chief executive officer of First Coastal. To address this apparent conflict, the Board of First Coastal authorized the Chairman to have discussions with Norway regarding such issues.

  At a special meeting held on March 26, 2001, the Board of Directors of First Coastal received an update from the Chairman and management on the continuing discussions held between the companies. Based on this report, the Board agreed
to permit Norway to conduct additional due diligence on First Coastal.   First
Coastal also performed a due diligence analysis on Norway. Also at this meeting, special counsel advised the Board regarding its fiduciary responsibilities.

  Following the due diligence reviews, another special meeting of the Board of First Coastal was called and held on March 30, 2001. At that meeting, management described the outline of a proposal that had been developed by Norway, the terms of which had been reduced to a draft agreement that was presented at the meeting. At this meeting, the Board formally authorized retaining Feldman Financial Advisors, Inc. as First Coastal's financial advisor in connection with the proposed merger. The Board also discussed the draft proposal and the financial advisor's analysis at length, as well as market, industry and economic factors potentially affecting First Coastal's strategic plan. Special counsel advised the Board on its responsibilities in evaluating the proposed agreement and other terms of the proposal. After consultation with management, special counsel and the financial advisor, the Board directed management to pursue development of a firm proposal for its review.

  On April 1, 2001, the Boards of Directors of each company met and approved the definitive merger agreement. Following the conclusion of the meetings, the companies executed the merger agreement. On April 2, the companies issued a joint press release announcing the transaction.

  At no point in the process did the directors or management of First Coastal attempt to interest any other companies to purchase First Coastal.

REASONS FOR THE MERGER; RECOMMENDATION OF OUR BOARD OF DIRECTORS

  Our Board of Directors believes that the terms of the merger agreement, which are the product of arm's length negotiations between representatives of Norway and First Coastal, are in the best interests of our stockholders. In the course of reaching its determination, our Board of Directors considered the following factors:

 . the merger consideration to be paid to our stockholders in relation to the market value, book value and earnings per share of our common stock, . information concerning our financial condition, results of operations, capital levels, asset quality and prospects,
 . industry and economic conditions,
 . our assessment of Norway's ability to pay the aggregate merger consideration, . the opinion of our financial advisor as to the fairness of the merger consideration from a financial point of view to the holders of our common stock,
 . the general structure of the transaction and the compatibility of management and business philosophy,
 . the greater resources that the combined entities will have after the merger than we currently have,
 . the impact of the merger on the depositors, employees, customers and communities served by us,
 . the results of our due diligence investigation of Norway, including the likelihood of receiving the requisite regulatory approvals in a timely manner, and
 . our strategic alternatives to the merger, including the continued operation of First Coastal as an independent financial institution.

  In making its determination, our Board of Directors did not ascribe any relative or specific weights to the factors which it considered. The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but it does include the material factors considered by our Board.

  Our Board of Directors believes that the merger is in the best interests of First Coastal and our stockholders. The Board of Directors unanimously recommends that our stockholders vote "FOR" adoption of the merger agreement.

OPINION OF FELDMAN FINANCIAL ADVISORS

  In connection with the merger, First Coastal requested Feldman Financial Advisors to render its opinion as to the fairness, from a financial point of view, of the merger consideration to the holders of our common stock. At the March 30, 2001 meeting of the Board of First Coastal, Feldman Financial Advisors delivered an oral opinion, which opinion was subsequently confirmed in writing on April 1, 2001, that as of that date and subject to the conditions in the opinion, the merger consideration was fair from a financial point of view to First Coastal's stockholders.

  The full text of Feldman Financial Advisors' written opinion, which sets forth a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached to this document as Appendix B and is incorporated herein by reference. You should read the opinion carefully and in its entirety. Feldman Financial Advisors' opinion is directed to the Board of First Coastal and addresses only the merger consideration. The opinion does not address the underlying business decision of First Coastal to engage in the merger or any other aspect of the merger, and does not constitute a recommendation to you as to how to vote at the special meeting. The summary of Feldman Financial Advisors' opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

  In arriving at its opinion, Feldman Financial Advisors reviewed the merger agreement as well as certain publicly available business and financial information relating to First Coastal and Norway. With respect to Norway, Feldman Financial Advisors' review was limited solely to Norway's ability to complete the merger. Feldman Financial Advisors also reviewed information provided by First Coastal, and met with the senior management of First Coastal to discuss the future prospects of First Coastal. Feldman Financial Advisors also considered financial and stock market data of First Coastal and compared that data with similar data for other publicly held companies in businesses similar to those of First Coastal, and considered the financial terms of other merger and acquisition transactions that it deemed relevant. Feldman Financial Advisors also considered such other information, studies, analyses and examinations, and financial, economic and market criteria that it deemed relevant.

  In preparing its opinion, Feldman Financial Advisors assumed and relied upon the accuracy and completeness of all financial and other information that it received, reviewed or discussed. This information included the First Coastal 2001 budget and four-year financial forecast reviewed by Norway. With respect to financial forecasts, Feldman Financial Advisors assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of First Coastal. The financial projections furnished to Feldman Financial Advisors and used by it in analyses were prepared by management of First Coastal. First Coastal does not publicly disclose internal management budgets and estimations of the type provided to
Feldman Financial Advisors, and discussed below.   As a result, the projections
were not prepared with a view towards public disclosure, nor should they be considered in any way a representation to shareholders of future performance or prospects of First Coastal. Rather, they are internal estimates and goals, based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could (and in all likelihood, will) vary significantly from those set forth in the forecasts. If the merger does not occur, shareholders should not rely on the forecasts as any indication of future results, and First Coastal has no intention to update such data for public disclosure. Feldman Financial Advisors did not assume any responsibility for independently verifying such information, did not undertake an independent evaluation or appraisal of the assets or liabilities of First Coastal or Norway, and was not furnished with any such appraisal or evaluation. Feldman Financial Advisors was not retained to and did not review any individual credit files. Feldman Financial Advisors' opinion was necessarily based upon financial, economic, market and other conditions as they existed and which could be evaluated as of the date of its opinion.

  Transaction Pricing Ratios. Feldman Financial Advisors indicated that the transaction had an aggregate total value of approximately $27.0 million.
Feldman Financial Advisors further noted that the merger consideration of $21.00 per share represented an offer premium of 82.61% to the last reported closing price of First Coastal common stock as of March 28, 2001. Feldman Financial Advisors calculated that the merger consideration represented the following pricing ratios based on First Coastal's financial data as of or for the latest twelve months ended December 31, 2000.

     Offer Price / Earnings Per Share                    22.58x
     Offer Price / Book Value Per Share                 139.07%
     Offer Price / Tangible Book Value Per Share        139.07
     Tangible Book Premium / Core Deposits                6.28

  Comparable Company Analysis. Feldman Financial Advisors reviewed publicly available financial information to compare selected financial performance and trading market data for First Coastal and 13 publicly traded, New England-based financial institutions with asset sizes between $100 million and $500 million, referred to collectively as the comparable group. The comparable group consisted of the following companies:

   .  Alliance Bancorp of New England, Inc.
   .  Bay State Bancorp, Inc.
   .  Central Bancorp, Inc.
   .  Falmouth Bancorp, Inc.
   .  Hingham Institution for Savings
   .  Ipswich Bancshares, Inc.
   .  Lawrence Savings Bank
   .  Massachusetts Fincorp, Inc.
   .  Mayflower Co-operative Bank
   .  Mystic Financial, Inc.
   .  New Hampshire Thrift Bancshares, Inc.
   .  Northeast Bancorp
   .  Warren Bancorp, Inc.

  The following table compares selected financial performance and trading market ratios of First Coastal with the mean and median ratios for the 13 financial institutions in the comparable group. The series of historical financial data used in connection with the ratios below was as of or for the latest twelve months ended December 31, 2000 and the trading market price data was as of March 23, 2001.

                                                       FIRST     COMPARABLE GROUP
                                                                ------------------
                                                      COASTAL     MEAN     MEDIAN
                                                      --------  --------  --------

     Return on Average Assets                            0.59%     0.89%     0.88%
     Return on Average Equity                            6.52     10.97      8.88
     Net Interest Margin                                 4.13      3.70      3.64
     Noninterest Income / Average Assets                 0.38      0.40      0.36
     G. & A. Expense / Average Assets                    3.50      2.54      2.56
     Efficiency Ratio                                   81.32     64.98     63.70
     Total Equity / Total Assets                         8.39      8.77      8.60
     Tangible Equity / Tangible Assets                   8.39      8.49      8.55
     Nonperforming Assets / Total Assets                 0.80      0.16      0.08
     Trading Price / Earnings Per Share                12.37x    12.13x    10.79x
     Trading Price / Book Value Per Share               76.16    102.92    110.50
     Trading Price / Tangible Book Value Per Share      76.16     92.43     94.10
     Dividend Yield                                      0.00      3.09      3.01

  Comparable Transaction Analysis. Feldman Financial Advisors reviewed financial data related to two sets of comparable financial institution acquisitions and compared them with the consideration received in the merger. For the first group, Feldman Financial Advisors reviewed publicly available information for 14 transactions that were announced after January 1, 2000 which involved acquisitions of financial institutions nationwide with asset sizes between $100 million and $500 million, returns on average assets less than or equal to 1.00% and returns on average equity less than or equal to 10.0%, referred to collectively as the performance group. The transactions included in the performance group were:

                 ACQUIRER                            SELLER
     --------------------------------  ----------------------------------
 .    Allegiant Bancorp, Inc.           Equality Bancorp, Inc.
 .    BancFirst Ohio Corp.              Milton Federal Financial Corp.
 .    Berkshire Bancorp Inc.            GSB Financial Corp.
 .    Citco Community Bancshares, Inc.  Twin City Bancorp
 .    Dickinson Financial Corp.         Cameron Financial Corp.
 .    Dickinson Financial Corp.         Hardin Bancorp, Inc.
 .    First Bancorp                     Century Bancorp, Inc.
 .    MB Financial, Inc.                FSL Holdings, Inc.
 .    Northeast Penn. Financial Corp.   Security of Penn. Financial Corp.
 .    Old Kent Financial Corp.          Home Bancorp
 .    Provident Bankshares Corp.        Harbor Federal Bancorp, Inc.
 .    PSB Bancorp, Inc.                 Jade Financial Corp.
 .    Richmond County Financial Corp.   South Jersey Financial Corp., Inc.
 .    Sound Federal Bancorp             Peekskill Financial Corp.

  The following table compares pricing ratios derived by Feldman Financial Advisors for First Coastal with the mean and median ratios of the performance group. The various pricing ratios reviewed were based upon information available at the time of announcement of each transaction.

                                                  FIRST    PERFORMANCE GROUP
                                                           ------------------
                                                 COASTAL     Mean    Median
                                                 --------  ------------------

  Offer Price / Earnings Per Share                22.58x    19.71x    19.79x
  Offer Price / Book Value Per Share              139.07%  123.58%   122.12%
  Offer Price / Tangible Book Value Per Share     139.07   123.58    122.12
  Offer Price / One Month Prior Trading Price      86.67    34.33     29.58
  Tangible Book Premium / Core Deposits             6.28     6.15      6.11

  For the second group, Feldman Financial Advisors reviewed publicly available information for 18 transactions that were announced after January 1, 2000 which involved acquisitions of financial institutions based in the Northeast region of the country, referred to collectively as the Northeast group. The transactions included in the Northeast group were:

                 Acquirer                             SELLER
     ---------------------------------  ----------------------------------
 .    Berkshire Bancorp Inc.             GSB Financial Corp.
 .    Connecticut Bancshares, Inc.       First Federal S&L of East Hartford
 .    Fidelity Bancorp, Inc.             Pennwood Bancorp, Inc.
 .    Harris Financial, Inc              York Financial Corp.
 .    Hudson River Bancorp, Inc.         Cohoes Bancorp, Inc.
 .    NewMil Bancorp, Inc.               Nutmeg Federal S&L Association
 .    Northeast Penn. Financial Corp.    Security of Penn Financial Corp.
 .    Patapsco Bancorp, Inc.             Northfield Bancorp, Inc
 .    Provident Bankshares Corp.         Harbor Federal Bancorp, Inc.
 .    PSB Bancorp, Inc.                  Jade Financial Corp.
 .    Queens County Bancorp, Inc.        Haven Bancorp Inc
 .    Richmond County Financial Corp.    South Jersey Financial Corp., Inc.
 .    Seacoast Financial Services Corp.  Home Port Bancorp, Inc.
 .    Sound Federal Bancorp              Peekskill Financial Corp.
 .    Thomas Blair                       Quantum Financial Holdings, Inc.
 .    Troy Financial Corp.               Catskill Financial Corp.
 .    Trustco Bank Corp NY               Landmark Financial Corp.
 .    Union Bankshares Company           Mid-Coast Bancorp, Inc.

     The following table compares pricing ratios derived by Feldman Financial Advisors for First Coastal with the mean and median ratios of the Northeast group.

                                                  FIRST     NORTHEAST GROUP
                                                           -----------------
                                                 COASTAL     MEAN    MEDIAN
                                                 --------  --------  -------

  Offer Price / Earnings Per Share                22.58x    21.99x   19.68x
  Offer Price / Book Value Per Share              139.07%   145.69%  138.93%
  Offer Price / Tangible Book Value Per Share     139.07    156.17   145.84
  Offer Price / One Month Prior Trading Price      86.67     45.41    39.62
  Tangible Book Premium / Core Deposits             6.28     10.72     7.79

  No company or transaction used in the comparable company or comparable transaction analyses is identical to First Coastal or the merger. Accordingly, an analysis of the results involves complex considerations and judgments concerning differences in financial and operating characteristics of the various companies as well as other factors that may affect trading values or announced merger values of First Coastal and the companies to which it is being compared.

  Discounted Cash Flow Analysis. Feldman Financial Advisors performed a discounted cash flow analysis to determine a range of present values per share of First Coastal common stock under various circumstances, assuming First Coastal performed in accordance with information regarding potential future earnings provided by its management. Potential future earnings included in the forecasts referred to above were $1.4 million, $1.1 million, $1.9 million and $2.4 million for 2001, 2002, 2003, and 2004, respectively. The range of present values was determined by estimating the present value of the hypothetical "terminal value" (for example, the value paid by a third party in an arm's length sale of the company) of First Coastal common stock at the end of 2004. Based on management's current expectations, and as reflected in the company's forecasts, First Coastal will not pay any dividends for the foreseeable future. The terminal values of First Coastal common stock at the end of the period were approximated by applying a range of price to earnings multiples from 10x to 20x and price to book value ratios from 60% to 160%. The terminal values were discounted to present values using discount rates from 14% to 18%. Based on the above assumptions, this present value analysis yielded an imputed range of values per share of First Coastal common stock of between $10.78 and $24.75 when applying the price to earnings multiples, and an imputed range of values of between $6.48 and $19.85 when applying the price to book value ratios. Feldman Financial Advisors noted that the discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or actual future results.

  Historical Stock Price Performance. Feldman Financial Advisors reviewed the history of the reported trading prices of First Coastal common stock, and the relationship between the movements in the prices of First Coastal common stock to movements in certain stock indices, including the Standard & Poor's 500 Index, the SNL Securities Index of All Public Thrifts and the SNL Securities Index of All New England Thrifts. During the period commencing with December 31, 1997 through February 28, 2001, the price performance of First Coastal common stock underperformed each of the selected stock indices.

  In performing its analyses, Feldman Financial Advisors made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of First Coastal or Norway. The analyses performed by Feldman Financial Advisors are not necessarily indicative of actual values or actual future results, which may be more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Feldman Financial Advisors' evaluation of the fairness from a financial point of view of the merger consideration to First Coastal's stockholders and were conducted in connection with the rendering of Feldman Financial Advisors' opinion. Feldman Financial Advisors' opinion and the information provided by Feldman Financial Advisors to the Board of First Coastal were among various factors taken into consideration by the Board of First Coastal in making its determination to approve the merger agreement. Feldman Financial Advisors did not determine the amount of or recommend the merger consideration. The merger consideration was determined through arm's-length negotiations between First Coastal and Norway.

  The preparation of a fairness opinion is a complex process involving various determinations as to the most relevant and appropriate methods of financial analyses and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, Feldman Financial Advisors believes that its analyses must be considered as a whole and selecting portions of the analyses and factors, without considering all factors and analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In arriving at its opinion, Feldman Financial Advisors did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

  Feldman Financial Advisors is a nationally recognized firm whose business practice is focused principally on financial institutions and other financial services companies. As part of its business, Feldman Financial Advisors is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions. The Board of First Coastal retained Feldman Financial Advisors based upon its qualifications, expertise and reputation, as well as Feldman Financial Advisors' prior consulting relationship with First Coastal and its familiarity with First Coastal and transactions similar to the merger. Over the past two years, Feldman Financial Advisors has provided to First Coastal certain consulting and financial advisory services for which Feldman Financial Advisors has been paid professional fees aggregating $50,000. Pursuant to a letter agreement dated as of March 29, 2001 between First Coastal and Feldman Financial Advisors, First Coastal has agreed to pay Feldman Financial Advisors a fee of $50,000 upon rendering of the opinion. The letter agreement with Feldman Financial Advisors also provides that First Coastal will reimburse Feldman Financial Advisors for its reasonable out-of-pocket expenses incurred in connection with its engagement and indemnify Feldman Financial Advisors and any related parties against certain expenses and liabilities, which may include certain liabilities under the Federal securities laws.

YOU WILL RECEIVE CASH FOR YOUR FIRST COASTAL COMMON STOCK

  Upon completion of the merger, each outstanding share of First Coastal common stock (other than shares as to which dissenters' rights have been asserted and perfected in accordance with Delaware law and treasury shares) shall be converted into and represent the right to receive $21.00 in cash, without interest. The aggregate amount of the cash payments represents the merger consideration. The merger consideration to be paid in connection with the merger is expected to be approximately $27.0 million, including payment for the cancellation of all First Coastal stock options.

TREATMENT OF OPTIONS

  At the merger effective date, each outstanding option to purchase shares of First Coastal common stock that has not been exercised prior to completion of the merger, will be converted into the right to receive a cash payment equal to $21.00 less the exercise price per share of the stock option, multiplied by the number of shares of First Coastal common stock subject to the stock option, less any required tax withholding.

PROCEDURE FOR SURRENDERING YOUR CERTIFICATES

  At the merger effective date, Norway will deliver to a duly appointed exchange agent an amount of cash equal to the aggregate merger consideration. The exchange agent receiving the deposit will act as paying agent for the benefit of the holders of certificates of First Coastal common stock in exchange for the merger consideration. Each holder of First Coastal common stock who surrenders his or her First Coastal shares to the exchange agent will be entitled to receive a cash payment of $21.00 per share of First Coastal common stock upon acceptance of the shares by the exchange agent.

  As promptly as practicable after the merger effective date, and in any event within three business days after the merger effective date, a letter of transmittal will be mailed by the exchange agent to First Coastal stockholders. The letter of transmittal will contain instructions for surrendering your First Coastal shares.

  You should not return your First Coastal common stock certificates with the enclosed proxy, and you should not send your stock certificates to the exchange agent until you receive the letter of transmittal.

  If a certificate for First Coastal common stock has been lost, stolen or destroyed, the exchange agent is not obligated to deliver payment until the holder of the shares delivers an appropriate affidavit by the person claiming the loss, theft or destruction of his or her certificate and, if required by Norway, a bond.

  Promptly following the date which is twelve months following the merger effective date, the exchange agent will deliver to Norway any funds not claimed by former First Coastal stockholders. Thereafter, the payment obligation for any certificate representing First Coastal common stock which has not been satisfied will become the responsibility of Norway.

  If certificates for First Coastal common stock are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental agency, the unclaimed amounts will become the property of Norway to the extent permitted by applicable law, free and clear of all claims or interest of any person previously entitled to such property. None of Norway, First Coastal, the exchange agent or any other party to the merger will be liable to any former holder of First Coastal common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

REPRESENTATIONS AND WARRANTIES

  Each of First Coastal, Coastal Bank, Norway and Norway Savings has made representations and warranties in the merger agreement which are customary in merger transactions, including, among others, representations and warranties concerning:

 . the organization of First Coastal, Coastal Bank, Norway and Norway
  Savings,
 . the due authorization, execution, delivery and performance of the merger agreement,
 . governmental approvals required for the completion of the merger, . the financial statements of Norway and us, . substantial compliance with applicable laws in the operation of the businesses, and
 . the absence of legal proceedings that could adversely affect the consummation of the merger.

  We made certain additional representations and warranties (which are also customary), including, among others, regarding our capitalization, tax matters, the absence of certain interim events, other material agreements, real estate owned or leased by us, the adequacy of our insurance coverage, our employee benefit plans, the absence of any broker's and finder's fees other than that owed Feldman Financial Advisors, environmental matters, the status of our loan and investment portfolios, securities filings, related party transactions, employee termination benefits, the absence of brokered deposits, the inapplicability of certain anti-takeover provisions, the absence of registration rights, risk management instruments and the receipt of the fairness opinion from Feldman Financial Advisors.

  In addition, Norway and Norway Savings have represented and warranted that they have the financial resources to perform their obligations under the merger agreement, have no reason to believe that the required regulatory approvals will not be obtained and are not interested stockholders for purposes of Delaware law or the applicable provisions of our certificate of incorporation.

  Some of the representations and warranties made by us are qualified by materiality. The representations, warranties, agreements and covenants in the merger agreement will expire at the merger effective date, except for agreements and covenants that by their terms are to be performed after the effective time of the merger. If the merger is terminated, there will be no liability on the part of either us or Norway other than the possible payment of a liquidated damages fee to Norway as discussed below under "-Termination of the Merger Agreement," and except that no party shall be relieved or released from any liability arising out of a willful breach by it of any covenant, undertaking, representation or warranty in the merger agreement.

CONDUCT OF BUSINESS PRIOR TO COMPLETION OF THE MERGER

  We have agreed, among other things, that, except as contemplated by the merger agreement or unless Norway provides its written consent, we and our subsidiaries will:

 . conduct our business in the ordinary course consistent with our past practice,
 . preserve intact our business organization, . maintain good relationships with our employees, and . preserve the goodwill of our customers and business relationships.

  We also agreed, among other things, that, except as contemplated by the merger agreement or unless Norway provides its written consent, we and our subsidiaries will not:

 . amend any provision of our certificate of incorporation, charter or other chartering documents or bylaws,
 . effect a stock split, recapitalization or reclassification, . declare a dividend,
 . increase the compensation of any of our employees, officers or directors, except for normal increases in the ordinary course of business consistent with past practice,
 . enter into or, except as may be required by law or as permitted by the merger agreement, modify any employee benefit plan, . merge or consolidate with any other corporation, . sell or lease all or any substantial portion of our assets or business, . other than in connection with foreclosures, make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization,
 . enter into a purchase and assumption transaction with respect to deposits and liabilities,
 . permit the revocation or surrender of our certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office,
 . sell or otherwise dispose of any material asset, . with certain exceptions, make any change in policies with regard to:

        . the extension of credit,
        . the establishment of reserves,
        . investments,
        . asset/liability management, or
        . other material banking policies in any material respect, with certain exceptions,

 . acquire any loan participation or loan servicing rights, . make a new loan in excess of $1,000,000, modify any existing loan in excess of
  $1,000,000, or make any new loan or modify an existing loan to any borrower or group of affiliated borrowers if thereafter our aggregate exposure to such person or group would exceed $2,000,000,

 . renew or extend any lease, or by any act, or omission to act, allow any lease to renew or be extended,
 . make any capital expenditures in excess of $10,000 individually or $50,000 in the aggregate, other than pursuant to existing binding commitments, . purchase any security for our investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc, or with a remaining term to maturity of more than five years,
 . engage in any loan transaction with an officer or director, . materially change the pricing strategies of Coastal Bank with respect to its deposit or loan accounts,
 . enter into any agreement, arrangement or commitment not made in the ordinary course of business,
 . change our method of accounting in effect prior to the merger effective date, with certain exceptions,
 . enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of our interest-earning assets and interest-bearing liabilities to changes in market rates of interest,
 . invest in "high risk" mortgage derivative investments, . discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business,
 . grant any preferential right to purchase any of our assets, . take any action that would amount to a breach of any representation or warranty, or that could materially delay completion of the merger, . foreclose upon any real property without first obtaining a phase one environmental report, with certain exceptions,
 . settle any claim in excess of $50,000, or . agree to do any of the foregoing.

  In addition, we have agreed that neither we nor any of our subsidiaries or any of our respective officers, directors, representatives, agents or affiliates will, directly or indirectly, initiate, solicit or knowingly encourage any acquisition proposal with any person other than Norway and its subsidiaries. An acquisition proposal is any proposal to engage in any of the following transactions involving First Coastal or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of First Coastal, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of First Coastal or the filing of a registration statement under the securities laws for the foregoing purpose; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

  We are permitted, however, to furnish information to or engage in discussions or negotiations with third parties if, after having consulted with and received the advice of our financial advisor and legal counsel, we determine that the failure to do so may cause our Board of Directors to breach its fiduciary duties. We are required to promptly inform Norway of any requests for information or of any negotiations or discussions regarding any alternative proposal.

CONDITIONS TO THE MERGER

  The respective obligations of First Coastal and Norway to effect the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement:

 . the performance by the other party of its obligations in all material respects,
 . the accuracy of the other party's representations and warranties in all material respects,
 . the receipt of all required regulatory approvals, consents or waivers, . the absence of any order, decree or injunction which enjoins or prohibits the completion of the merger, and
 . the receipt of certain certificates.

  First Coastal's obligation to effect the merger also is subject to the following conditions:

 . the approval of the merger agreement by our stockholders, and . Norway shall have deposited the aggregate merger consideration with the exchange agent.

  Norway's obligation to effect the merger also is subject to the following conditions:

 . from December 31, 2000, First Coastal shall not have been affected by any event which has caused a material adverse effect, and . First Coastal's merger related expenses shall not have exceeded $1,000,000.

  There can be no assurance that the conditions to consummation of the merger will be satisfied or waived. The merger will become effective when the certificate of merger is filed with the Secretary of State of the State of Delaware. It is currently anticipated that the merger will occur during the third quarter of 2001.

APPROVALS NEEDED TO COMPLETE THE MERGER

  In addition to approval of the merger agreement by our stockholders, completion of the merger and the transactions contemplated by the merger agreement are subject to the prior approval or non-objection of the Board of Governors of the Federal Reserve System, also referred to as the Federal Reserve Board; the Federal Deposit Insurance Corporation, also referred to as the FDIC; and the Superintendent of the Maine Bureau of Banking, also referred to as the Superintendent. The merger cannot proceed in the absence of these regulatory approvals. First Coastal and Norway are not aware of any other regulatory approvals or actions that are required prior to the parties' consummation of the merger other than those described below. Should any other approvals be required, it is presently contemplated that such approvals would be sought, but we cannot assure you that such approvals would be obtained.

  The merger is subject to the prior approval of the Federal Reserve Board under the Bank Holding Company Act, unless the Federal Reserve Board waives the application requirement. If the Federal Reserve Board denies Norway's request for a waiver of the application requirement, Norway will be required to file an application for approval. The merger of Coastal Bank and Norway Savings is subject to the prior approval of the FDIC under the Bank Merger Act. Neither the Federal Reserve Board nor the FDIC may approve an application for approval if it believes the merger will result in a monopoly or otherwise be anti-competitive. In conducting their review of any application for approval, the Federal Reserve Board and the FDIC will consider the financial and managerial resources of First Coastal and Norway and their subsidiary financial institutions, and the convenience and needs of the communities that the
financial institutions serve.   Applicable regulations also provide for
publication of notice and an opportunity for public comment on the merger.

  There will be a 15-30 day waiting period between the time the application is approved by the Federal Reserve Board, if required, and the FDIC and the date that the transaction can be consummated, during which time the Department of Justice can challenge the merger for antitrust reasons. Although we believe that the likelihood of such action by the Department of Justice is remote in this merger, there can be no assurance that the Department of Justice will not challenge the merger. If the merger is challenged, we cannot ensure a favorable result.

  The merger and the merger of Coastal Bank and Norway Savings are each subject to the approval of the Superintendent. The applications to the Superintendent are substantially the same as the applications to the Federal Reserve Board and the FDIC. For the Superintendent to approve the merger, he must determine that both Norway Bancorp and Norway Savings will be sufficiently capitalized. The Superintendent may not approve the bank merger application unless he determines that the merger contributes to the financial strength and success of the financial institutions involved, and promotes convenience and advantage to the public. Other factors the Superintendent will consider in approving the bank merger include, but are not limited to, the financial and managerial resources of the institutions, the competitive effect of the merger, and the convenience and needs of the market areas to be served. Applicable regulations also provide for publication of notice and an opportunity for public comment on the merger.

  There is a 30-day waiting period between the time any application is approved by the Superintendent and the time the merger may be consummated, but this waiting period may be waived by the Superintendent.

  The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include a review of the merger from the standpoint of the adequacy of the consideration to be received by our stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

  There can be no assurances that the requisite regulatory approvals will be received in a timely manner, in which event the consummation of the merger may be delayed. If the merger is not consummated on or before December 31, 2001, the merger agreement may be terminated by either Norway or First Coastal.

  It is a condition to the consummation of the merger that the regulatory approvals be obtained without any conditions or requirements that are unduly burdensome. No assurance can be provided that any such approvals will not contain terms, conditions or requirements which fail to satisfy this condition of the merger.

TERMINATION OF THE MERGER AGREEMENT

  The merger agreement may be terminated in writing prior to the merger effective date:

 . by mutual written consent of the parties authorized by their respective boards of managers/directors,

 . by Norway or First Coastal:

   . if the merger is not consummated on or prior to December 31, 2001, unless the party seeking to terminate failed to perform an obligation under the merger agreement that caused or resulted in the failure of the merger,

   . if First Coastal stockholders fail to adopt the merger agreement, unless such failure is due to the failure of the party seeking to terminate to perform or observe its agreements under the merger agreement prior to the special meeting, or

   . any required regulatory approval is formally disapproved.

 .  by Norway Bancorp if:

   . the representations and warranties of First Coastal and Coastal Bank are not true and correct in all material respects as of the time of such termination,
   . First Coastal or Coastal Bank has materially breached any covenant, agreement or obligation under the merger agreement and such breach has not been cured,
   . any applicable regulatory approvals required in connection with the merger contain unduly burdensome conditions, or
   . First Coastal receives an offer superior to the Norway offer, and the Board of Directors of First Coastal enters into an acquisition agreement with respect to the superior proposal, or fails to recommend, withdraws, or changes in any manner adverse to Norway its recommendation for approval of the merger.

 .  by First Coastal if:

   . the representations and warranties of Norway and Norway Savings are not true and correct in all material respects as of the time of such termination,
   . Norway Bancorp or Norway Savings has materially breached any covenant, agreement or obligation under the merger agreement and such breach has not been cured,
   . any condition which must be fulfilled before First Coastal is obligated to consummate the merger cannot be fulfilled, and non-fulfillment is not waived by First Coastal, or
   . First Coastal has received an offer superior to the Norway offer, the Board of Directors of First Coastal has made a determination to accept the superior proposal subject to approval by First Coastal's stockholders, and, simultaneously with the termination of the merger agreement, First Coastal enters into an acquisition agreement with respect to the superior offer.

  In the event that the merger agreement is terminated, the merger agreement will become void and have no effect, except for:

 . provisions relating to confidential information, and . provisions relating to a liquidated damages fee in the amount of $1 million payable to Norway by First Coastal following the occurrence of:

   . termination of the merger agreement by us or Norway due to our acceptance of a superior offer from a third party, or . our entering into an agreement with a third party relating to a superior to acquire First Coastal or Coastal Bank or the consummation of a superior proposal, within twelve months after: (i) the termination of the merger by Norway due to a material breach by First Coastal or Coastal Bank of any covenant, agreement or obligation under the merger agreement that is not timely cured; (ii) the failure of the stockholders of First Coastal to approve the merger agreement after an alternative acquisition, merger, or similar transaction is publicly proposed, or (iii) December 31, 2002, if First Coastal stockholders have not adopted the merger agreement as of that date.

  A breaching party will not be relieved from any liability or damages for its willful breach of any provision of the merger agreement.

WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

  By written approval of a duly authorized officer, either of First Coastal or Norway may extend the time for the performance of any of the obligations or acts of the other party and may waive:

 . any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant to the merger agreement, and . compliance with any agreements or conditions contained in the merger agreement.

  The merger agreement may be amended at any time by mutual agreement of the parties as approved by their respective Boards of Directors. However, after the First Coastal stockholders have adopted the merger agreement, no amendment can modify the form or decrease the amount of the merger consideration without further stockholder approval.

INTERESTS OF DIRECTORS AND OFFICERS THAT ARE DIFFERENT FROM YOUR INTERESTS

  Some members of our management and Board of Directors may have interests in the merger that are in addition to or different from the interests of our stockholders. Our Board was aware of these interests and considered them in approving the merger agreement.

  Stock Options. As of June 20, 2001, directors and executive officers held options to purchase in the aggregate 116,000 shares of First Coastal common stock. Each director and executive officer will receive payment for their stock options as described earlier in this proxy statement. The aggregate value of the payout for these stock options will be approximately $1,408,931. See " - Treatment of Options."

      Employment Agreements. Effective September 4, 1998, First Coastal and Coastal Bank entered into employment agreements with Gregory T. Caswell, our President and Chief Executive Officer, and Dennis D. Byrd, our Treasurer and a Vice President. Under the employment agreements, Messrs. Caswell and Byrd are each entitled to receive a lump sum severance payment equal to three years' salary upon termination of their employment within two years following any "change in control" of First Coastal. Under the terms of the agreements, consummation of the merger with Norway would be considered a "change in control." As discussed above under Background of the Merger, during the transaction negotiations, Norway expressed its interest in having Messrs. Caswell and Byrd join the management team of Norway following the merger. However, Norway also expressed concern that the severance payments under the employment agreements created an incentive for Messrs. Caswell and Byrd to leave Norway following the merger. As of the date of the merger agreement, under the "change in control" provisions of their current employment agreements, the severance payments to Messrs. Caswell and Byrd would have been $524,250 and $366,975, respectively, subject to potential adjustments to conform to the limitations on excess parachute payments under the Internal Revenue Code. The employment agreements also provide for continued participation in benefits programs for a specified term. Following negotiation with Norway, Messrs. Caswell and Byrd each agreed to voluntarily terminate their employment agreements in return for cash payments of $287,200 and $201,040, respectively, to be paid upon completion of the merger. Messrs. Caswell and Byrd have also accepted offers of employment with Norway effective upon completion of the merger.

  Change of Control Agreements. We have previously entered into change of control severance agreements with several of our officers. The change of control agreements provide for a payment to each of the officers equal to their current compensation for a period of six, twelve or eighteen months, depending upon the officer. The payment is due upon the officer's termination of employment, other than for cause, or if the officer terminates his or her employment for good reason, within twenty-four months following a "change of control." For purposes of the change of control agreements, the merger will constitute a change of control. The aggregate amount due under the change of control agreements is approximately $490,900.

  Retention Bonuses. Certain of our officers and employees who continue their employment with us until the merger effective date may receive cash bonuses. The aggregate value of these bonuses shall not exceed $25,000, without Norway's approval.

  Protection of Directors, Officers and Employees Against Claims. In the merger agreement, Norway has agreed to indemnify our directors and officers after the completion of the merger to the fullest extent permitted under law and our certificate of incorporation and bylaws. Norway also has agreed to maintain, for a period of three years after the merger effective date, our current directors' and officers' liability insurance policy, provided that Norway may substitute insurance policies of at least the same coverage containing terms which are not materially less favorable than the current policy.

  Board of Directors. As of the merger effective date, Norway may designate for appointment to the Board of Directors of Norway up to four persons who currently serve on our Board of Directors.

YOU HAVE DISSENTERS' RIGHTS OF APPRAISAL

  Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to have an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. Stockholders electing to exercise dissenters' rights must strictly comply with the provisions of Section 262 of the Delaware General Corporation Law to perfect their rights. A copy of Section 262 is attached as Appendix C.

  The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to dissent from the merger and perfect a stockholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements.

  Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the merger agreement that dissenters' appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to you of the availability of dissenters' rights in connection with the merger. If you wish to consider exercising your dissenters' rights you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your dissenters' rights under Delaware law.

  If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

 . You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger agreement. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

 . You must not vote in favor of the merger agreement. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger agreement, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

 . You must continuously hold your shares of First Coastal common stock through the merger effective date.

  If you fail to comply with all of these conditions and the merger is completed, you will be entitled to receive the cash payment for any shares of First Coastal common stock you hold as of the merger effective date as provided for in the merger agreement but you will have no dissenters' rights of appraisal for your shares of First Coastal common stock.

  All demands for appraisal should be addressed to the Corporate Secretary, First Coastal, 1200 Congress Street, Portland, Maine 04102, before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of First Coastal common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

  To be effective, a demand for appraisal by a holder of First Coastal common stock must be made by or in the name of such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.

  If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

  If you hold your shares of First Coastal common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

  Within ten days after the merger effective date, Norway must give written notice that the merger has become effective to each First Coastal stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. Within 120 days after the merger effective date, either Norway or any stockholder who has complied with the requirements of
Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A dissenting stockholder may request from Norway during this 120 day period a statement setting forth (a) the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received, and (b) the aggregate number of holders of such shares. We have been informed that Norway does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so. Accordingly, your failure to timely file a petition could nullify your demand for appraisal.

  At any time within 60 days after the merger effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of First Coastal common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Norway, Norway will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and who have not reached an agreement with Norway as to the value of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the court may dismiss the proceedings as to such stockholder.

  After determination of the stockholders entitled to appraisal of their shares of First Coastal common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

  In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

  Costs of the appraisal proceeding may be imposed upon Norway and the stockholders participating in the appraisal proceeding by the Chancery Court as the court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

  Any stockholder who demands appraisal rights will not, after the effective date, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her First Coastal common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation.

  In view of the complexity of Section 262, First Coastal stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO YOU

  The exchange of your First Coastal common stock for cash pursuant to the terms of the merger agreement will be a taxable transaction for Federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. Similarly, any First Coastal stockholders who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of First Coastal common stock will recognize income for Federal tax purposes and may recognize income under state, local and other tax laws. A stockholder of First Coastal will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the merger agreement and the tax basis in the First Coastal common stock exchanged by such stockholder pursuant to the merger agreement. Gain or loss must be determined separately for each block of First Coastal common stock surrendered pursuant to the merger. For purposes of Federal tax law, a block consists of shares of First Coastal common stock acquired by the stockholder at the same time and price.

  Gain or loss recognized by the stockholder exchanging his or her First Coastal common stock pursuant to the merger agreement or pursuant to the exercise of dissenters' rights will be capital gain or loss if such First Coastal common stock is a capital asset in the hands of the stockholder. If the First Coastal common stock has been held for more than one year, the gain or loss will be long-term.

  Neither Norway nor First Coastal has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to First Coastal's stockholders of the merger, and no opinion of counsel has been or will be rendered to First Coastal's stockholders with respect to any of the tax effects of the merger to our stockholders.

  The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code.

ACCOUNTING TREATMENT OF THE MERGER

  The merger will be accounted for under the purchase method of accounting. Under this method of accounting, Norway and First Coastal will be treated as one company as of the date of the merger, and Norway will record the fair market value of First Coastal's assets less liabilities on its consolidated financial statements. Acquisition costs in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset. The reported consolidated income of Norway will include our operations after the completion of the merger.


                           CERTAIN RELATED AGREEMENTS

BANK MERGER AGREEMENT

  In connection with the merger, Coastal Bank and Norway Savings will enter into a bank merger agreement under which Coastal Bank and Norway Savings will merge, with Norway Savings being the surviving bank, a copy of which is attached as an exhibit to the merger agreement.

VOTING AGREEMENT

  As an inducement for Norway to enter into the merger agreement, our executive officers and directors entered into a voting agreement with Norway, a copy of which is attached as an exhibit to the merger agreement. Pursuant to the voting agreement, our executive officers and directors agreed to vote all of their shares of First Coastal common stock beneficially owned and over which they possess voting power in favor of the merger agreement.

                           STOCK OWNED BY MANAGEMENT

  The following table sets forth information as of June 20, 2001 with respect to the amount of First Coastal common stock beneficially owned by each director of First Coastal, by each of the named executive officers and by all directors and executive officers of First Coastal as a group. The information is based on information furnished to First Coastal by each such person.

                                                                                            PERCENT OF
                                                  AMOUNT AND NATURE OF BENEFICIAL          COMMON STOCK
         NAME OF BENEFICIAL OWNER                          OWNERSHIP (A)                    OUTSTANDING
-------------------------------------------     ---------------------------------       ----------------

Gregory T. Caswell                                          59,167       (b)                        4.76%
President, Chief Executive Officer and
 Director

Dennis D. Byrd                                              26,133       (c)                        2.14%
Vice President, Treasurer and Director

MaryEllen FitzGerald                                         2,915       (d)                           *
Director

David B. Hawkes, Sr.                                         5,500       (e)                           *
Chairman of the Board

Roger E. Klein                                               7,682       (f)                           *
Director

Normand E. Simard                                           10,063       (g)                           *
Director

Edward K. Simensky                                           6,705       (f)                           *
Director

Charles A. Stewart III                                       6,500       (f)                           *
Director

All directors and executive officers as a                  127,265       (h)                        9.85%
 group (9 persons)

________________________
*   Less than 1% of shares outstanding.

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is considered to "beneficially own" shares (i) over which he or she has or shares voting or investment power or (ii) of which he or she has the right to acquire beneficial ownership at any time within 60 days of June 20, 2001. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(b) Consists of 5,000 shares held by Mr. Caswell, 10,500 shares held jointly by Mr. Caswell and his wife, and options exercisable for 43,667 shares, all of which are presently exercisable.
(c) Consists of 2,500 shares held by Mr. Byrd, 1,800 shares held jointly by Mr. Byrd and his wife, and options exercisable for 21,833 shares, all of which are presently exercisable.
(d) Includes options exercisable for 2,500 shares, which options are presently exercisable.
(e) Includes options exercisable for 3,000 shares, which options are presently exercisable.
(f) Includes options exercisable for 4,500 shares, which options are presently exercisable.
(g) Includes options exercisable for 4,500 shares, which options are presently exercisable, and 1,098 shares held in a trust of which Mr. Simard is the sole trustee.
(h) Includes options presently exercisable for 91,400 shares.

                PRINCIPAL HOLDERS OF FIRST COASTAL COMMON STOCK

  The following table sets forth information as of June 20, 2001, with respect to the ownership of First Coastal common stock by each person believed by management to be the beneficial owner of more than 5% of the outstanding First Coastal common stock.

           NAME AND ADDRESS OF                    AMOUNT AND NATURE OF BENEFICIAL           PERCENT OF
            BENEFICIAL OWNER                               OWNERSHIP (A)                   COMMON STOCK
                                                                                            OUTSTANDING

-----------------------------------------      ----------------------------------       ----------------
Stewart B. Reed                                            133,759       (b)                       11.15%
260 North Elm Street
Westfield, MA 01085-1614

John Sheldon Clark                                          71,681       (c)                        5.97%
6102 East Mockingbird, #622
Dallas, TX 75214

Financial Institutions Partners II, L.P.                    67,700       (d)                        5.64%
Hovde Capital, L.L.C.
Eric D. Hovde
Steven D. Hovde
1824 Jefferson Place, N.W.
Washington, DC 20036
-----------------------------------------

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is considered to "beneficially own" shares (i) over which he or she has or shares voting or investment power or (ii) of which he or she has the right to acquire beneficial ownership at any time within 60 days of June 20, 2001. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(b) A Schedule 13D filed on April 13, 2001 states that Mr. Reed has sole voting and dispositive power over these shares.
(c) A Schedule 13D filed on September 16, 1999 states that Mr. Clark personally owns 33,465 shares and has sole voting and dispositive power over such shares. Mr. Clark is trustee of two trusts that own a total of 28,516 shares, over which Mr. Clark has voting and dispositive power. In addition, Mr. Clark has a beneficial interest in 9,700 shares owned by his wife, Mrs. Marguerite J. Clark.
(d) A Schedule 13D filed on November 24, 1999 states that Messrs. Eric Hovde and Steven Hovde each hold a beneficial interest in the shares through ownership of an interest in, and positions as members and officers of, Hovde Capital, L.L.C., the general partner of Financial Institutions Partners II, L.P. The
    Schedule 13D states that each of the reporting persons has shared voting and dispositive power over the shares.

                          FUTURE STOCKHOLDER PROPOSALS

  If our stockholders do not adopt the merger agreement at the special meeting, the Board of Directors will establish the date for the 2001 annual meeting of stockholders. Any proposal which a stockholder wishes to have included in our proxy materials for the next annual meeting of stockholders must be received at our main office located at 1200 Congress Street, Portland, Maine 04102,
Attention: Corporate Secretary, not less than 120 days prior to the meeting date set by the Board. The stockholder's notice must include certain information as specified in our bylaws. Nothing in this paragraph shall be deemed to require us to include in our proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In addition, all stockholder proposals must comply with our bylaws and Delaware law.

                                 OTHER MATTERS

  Each proxy solicited also confers discretionary authority on our Board of Directors to vote the proxy with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the special meeting. Our Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the special meeting, it is intended that proxy holders will act in accordance with their best judgment.

                                                                      Appendix A


                         AGREEMENT AND PLAN OF MERGER

                                By and Between

                             NORWAY BANCORP, INC.

                        NORWAY MERGER SUBSIDIARY, INC.,

                              NORWAY SAVINGS BANK

                                      And

                           FIRST COASTAL CORPORATION

                                      And

                                 COASTAL BANK



                           Dated as of April 1, 2001

                         AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I
                              CERTAIN DEFINITIONS
Section 1.01  Definitions..................................................    6

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

Section 2.01  Effects of Merger; Surviving Corporation.....................   11
Section 2.02  Conversion of Shares.........................................   12
Section 2.03  Exchange Procedures..........................................   13
Section 2.04  Stock Options................................................   14

                                  ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF FIRST COASTAL AND COASTAL BANK

Section 3.01  Organization.................................................   15
Section 3.02  Capitalization...............................................   15
Section 3.03  Authority; No Violation......................................   16
Section 3.04  Consents.....................................................   17
Section 3.05  Financial Statements.........................................   17
Section 3.06  Taxes........................................................   18
Section 3.07  No Material Adverse Effect...................................   18
Section 3.08  Material Contracts; Leases; Defaults.........................   18
Section 3.09  Ownership of Property; Insurance Coverage....................   20
Section 3.10  Legal Proceedings............................................   20
Section 3.11  Compliance With Applicable Law...............................   21
Section 3.12  Employee Benefit Plans.......................................   22
Section 3.13  Brokers, Finders and Financial Advisors......................   24
Section 3.14  Environmental Matters........................................   24
Section 3.15  Loan Portfolio...............................................   26
Section 3.16  Securities Documents.........................................   27
Section 3.17  Related Party Transactions...................................   27
Section 3.18  Schedule of Termination Benefits.............................   27
Section 3.19  Deposits.....................................................   28

Section 3.20  Antitakeover Provisions Inapplicable..........................................................     28
Section 3.21  Registration Obligations......................................................................     28
Section 3.22  Risk Management Instruments...................................................................     28
Section 3.23  Fairness Opinion..............................................................................     29


                                                  ARTICLE IV
                               REPRESENTATIONS AND WARRANTIES OF NORWAY SAVINGS
                                              AND NORWAY BANCORP

Section 4.01  Organization..................................................................................     29
Section 4.02  Authority; No Violation.......................................................................     30
Section 4.03  Consents......................................................................................     31
Section 4.04  Financial Statements..........................................................................     31
Section 4.05  Compliance With Applicable Law................................................................     31
Section 4.06  Financing.....................................................................................     32
Section 4.07  Regulatory Approvals..........................................................................     32
Section 4.08  Legal Proceedings.............................................................................     33
Section 4.09  Interested Stockholder........................................................................     33

                                                  ARTICLE V
                                          COVENANTS OF THE PARTIES

Section 5.01  Conduct of First Coastal's Business...........................................................     33
Section 5.02  Access; Confidentiality.......................................................................     37
Section 5.03  Regulatory Matters and Consents...............................................................     38
Section 5.04  Taking of Necessary Action....................................................................     39
Section 5.05  Certain Agreements............................................................................     39
Section 5.06  No Other Bids and Related Matters.............................................................     41
Section 5.07  Duty to Advise; Duty to Update First Coastal's Disclosure Schedules...........................     42
Section 5.08  Conduct of Norway Bancorp's Business..........................................................     42
Section 5.09  Board and Committee Minutes...................................................................     43
Section 5.10  Undertakings by First Coastal and Norway Bancorp..............................................     43
Section 5.11  Employee and Termination Benefits; Directors and Management...................................     46
Section 5.12  Duty to Advise; Duty to Update Norway Bancorp's Disclosure Schedules..........................     47
Section 5.13  Bank and Related Merger Transactions..........................................................     47


                                                  ARTICLE VI
                                                  CONDITIONS

Section 6.01  Conditions to First Coastal's Obligations under this Agreement................................     47
Section 6.02  Conditions to Norway Bancorp's Obligations under this Agreement...............................     48

                                  ARTICLE VII
                       TERMINATION, WAIVER AND AMENDMENT
Section 7.01  Termination..................................................   50
Section 7.02  Effect of Termination........................................   51


                                 ARTICLE VIII
                                 MISCELLANEOUS

Section 8.01  Expenses.....................................................   51
Section 8.02  Non-Survival of Representations and Warranties...............   52
Section 8.03  Amendment, Extension and Waiver..............................   52
Section 8.04  Entire Agreement.............................................   52
Section 8.05  No Assignment................................................   53
Section 8.06  Notices......................................................   53
Section 8.07  Captions.....................................................   53
Section 8.08  Counterparts.................................................   53
Section 8.09  Severability.................................................   54
Section 8.10  Governing Law................................................   54
Section 8.11  Specific Performance.........................................   54



Exhibits:

      Exhibit A      Form of Bank Merger Agreement
      Exhibit B      Form of First Coastal Voting Agreement

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 1, 2001, is by and among Norway Bancorp, Inc., a Delaware corporation ("Norway Bancorp"), Norway Merger Subsidiary, Inc., a wholly owned subsidiary of Norway Bancorp incorporated under the laws of the State of Delaware ("Norway Merger Subsidiary"), Norway Savings Bank, a Maine chartered savings bank ("Norway Savings"), and First Coastal Corporation, a Delaware corporation ("First Coastal") and Coastal Bank, a Maine chartered savings bank ("Coastal Bank"). Each of Norway Bancorp, Norway Merger Subsidiary, Norway Savings, First Coastal and Coastal Bank is sometimes individually referred to herein as a "party," and Norway Bancorp, Norway Merger Subsidiary, Norway Savings, Coastal Bank and First Coastal are sometimes collectively referred to herein as the "parties."

                                   RECITALS

     WHEREAS, Norway Bancorp, a registered bank holding company, with principal offices in Norway, Maine, owns all of the issued and outstanding capital stock of Norway Savings, with principal offices in Norway, Maine.

     WHEREAS, First Coastal, a registered bank holding company, with principal offices in Portland, Maine, owns all of the issued and outstanding capital stock of Coastal Bank, with principal offices in Portland, Maine.

     WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable and in the best interests of the respective stockholders to consummate the business combination transaction contemplated herein in which: (i) Norway Merger Subsidiary, subject to the terms and conditions set forth herein, shall be merged with and into First Coastal, with First Coastal surviving the merger (the "Merger"), (ii) to be followed by the merger of First Coastal with and into Norway Bancorp, with Norway Bancorp surviving the merger (the "Company Merger"), with the result that Coastal Bank shall be a wholly-owned subsidiary of Norway Bancorp, and (iii) Coastal Bank shall be merged with and into Norway Savings, with Norway Savings surviving the merger (the "Bank Merger") (the Merger, Company Merger and the Bank Merger are sometimes collectively referred to as the "Mergers"); and

     WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger, and the other transactions contemplated by this Agreement (collectively, the "Merger Documents").

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

     Section 1.01 Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

          "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Norway Bancorp, Norway Merger Subsidiary and First Coastal.

          "Applications" means the applications for regulatory approval that are required by the transactions contemplated hereby.

          "Bank Merger" means the merger of Coastal Bank with and into Norway Savings, with Norway Savings as the surviving institution.

          "Bank Merger Effective Date" shall mean the date, after the Bank Merger Agreement is approved by the FDIC and the Superintendent, that the certificate specified in MBC (S)351, subsection 5, is issued by the Superintendent and filed with the Maine Secretary of State, or such later date as otherwise specified in the certificate.

          "BHCA" means the Bank Holding Company Act of 1956, as amended.

          "BIF" means the Bank Insurance Fund administered by the FDIC.

          "Bureau" means the Bureau of Banking of the State of Maine.

          "Closing Date" means the business day determined by Norway Bancorp, in its sole discretion, upon five (5) days prior written notice to First Coastal, but in no event later than fifteen (15) days after the last condition precedent (other than the delivery of certificates or other instruments and documents to be delivered at closing) pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Norway Bancorp and First Coastal shall mutually agree.

          "Closing Expense Statement" has the meaning given to that term in
     Section 5.10(c) of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Merger" means the merger of First Coastal, as a wholly owned subsidiary of Norway Bancorp, with and into Norway Bancorp, with Norway Bancorp being the surviving corporation.

          "Compensation and Benefit Plans" has the meaning given to that term in
     Section 3.12 of this Agreement.

          "DGCL" means the Delaware General Corporation Law.

          "Dissenters' Shares" means shares of First Coastal Common Stock that have not been voted in favor of approval of the Company Merger and with respect to which appraisal rights have been perfected in accordance with
     Section 262 of the DGCL.

          "DOL" means the U.S. Department of Labor.

          "Environmental Law" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any Federal or state Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety relating to the presence of Hazardous Material, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Material, in each case as amended and now in effect.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

          "Exchange Agent" means ChaseMellon Investor Services, or such other entity selected by Norway Bancorp and agreed to by First Coastal.

          "First Coastal Common Stock" means the common stock of First Coastal described in Section 3.02(a).

          "First Coastal Disclosure Schedules" means the Disclosure Schedules delivered by First Coastal to Norway Bancorp pursuant to Article III of this Agreement.

          "First Coastal Financials" means (i) the audited consolidated financial statements of First Coastal as of December 31, 2000 and 1999 and for the three years ended December 31, 2000, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of First Coastal as of each calendar quarter thereafter included in Securities Documents filed by First Coastal.

          "First Coastal Option" has the meaning given to that term in Section
     2.04 of this Agreement.

          "First Coastal Regulatory Reports" means the Call Reports of Coastal Bank and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended March 31, 1999, through the Closing Date, and all Annual Reports on Form FR Y-6, and any Current Report on Form FR Y-6A, filed with the FRB by First Coastal from December 31,1998 through the Closing Date.

          "First Coastal Rights" has the meaning given to that term in Section
     3.21 of this Agreement.

          "First Coastal Stock Option Plan" has the meaning given to that term in Section 2.04 of this Agreement.

          "First Coastal Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by First Coastal or Coastal Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of First Coastal.

          "FDIA" means the Federal Deposit Insurance Act, as amended.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FHLB" means a Federal Home Loan Bank.

          "FRB" means the Board of Governors of the Federal Reserve System.

          "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

          "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

          "IRC" means the Internal Revenue Code of 1986, as amended.

          "IRS" means the Internal Revenue Service.

          "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known, or should have been known, by the officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from and Regulatory Authority or any other material written notice received by that Person.

          "Loan Property" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

          "MBC" means the Maine Banking Code, Title 9-B of the Maine Revised Statutes.

          "Material Adverse Effect" shall mean, with respect to First Coastal, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the assets of First Coastal resulting from a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, (iii) compliance with this Agreement, or
     (iv) expenses incurred in connection with this Agreement and the transactions contemplated thereby.

          "Merger" means the merger of Norway Merger Subsidiary with and into First Coastal, with First Coastal as the surviving corporation.

          "Merger Effective Date" means that date upon which the certificate of merger as to the merger of Norway Merger Subsidiary with and into First Coastal is filed with the Delaware Office of the Secretary of State or as otherwise stated in the certificate of merger, in accordance with the DGCL.

          "Merger Consideration" has the meaning given to that term in Section 2.02(a)(i) of this Agreement.

          "Norway Bancorp Disclosure Schedules" means the Disclosure Schedules delivered by Norway Bancorp to First Coastal pursuant to Article IV of this Agreement.

          "Norway Bancorp Financials" means the audited consolidated financial statements of Norway Bancorp as of December 31, 2000 and 1999 and for the three years ended December 31, 2000, including the notes thereto.

          "Norway Bancorp Regulatory Reports" means the Call Reports of Norway Savings and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended March 31, 2000, through the Closing Date, and all

     Annual Reports on Form FR Y-6, any Current Report on Form FR Y-6A filed with the FRB by Norway Bancorp or Norway Bancorp, MHC from March 31, 2001 through the Closing Date.

          "Norway Bancorp Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Norway Bancorp or Norway Savings, except any corporation the stock of which is held as security by Norway Savings in the ordinary course of its lending activities.

          "Participation Facility" shall have the meaning given to such term in
     Section 3.14(b) of this Agreement.

          "Pension Plan" has the meaning given to that term in Section 3.12 of this Agreement.

          "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

          "Proxy Statement" means the proxy statement, together with any supplements thereto, to be transmitted to holders of First Coastal Common Stock in connection with the transactions contemplated by this Agreement.

          "Regulatory Agreement" has the meaning given to that term in Section 3.11(c) of this Agreement.

          "Regulatory Approvals" has the meaning given to that term in Section
     4.03 of this Agreement.

          "Regulatory Authority" means any agency or department of any Federal, state or local government, including without limitation the Superintendent, the Bureau, the FDIC, the FRB, the SEC or the respective staffs thereof.

          "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents that obligate an entity to issue its securities.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

          "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

          "Securities Laws" means the Securities Act and the Exchange Act.

          "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Norway Savings or Coastal Bank, as the case may be, in the ordinary course of its lending activities.

          "Superintendent" means the Superintendent of Banks of the Bureau.

          "Surviving Corporation" has the meaning given to that term in Section 2.01(a)(i) of this Agreement.


                                  ARTICLE II
                        THE MERGER AND RELATED MATTERS

     Section 2.01 Effects of Merger; Surviving Corporation.

     (a)  (i)   On the Merger Effective Date, Norway Merger Subsidiary shall merge with and into First Coastal; the separate existence of Norway Merger Subsidiary shall cease; First Coastal shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Norway Bancorp; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Norway Merger Subsidiary shall be taken and deemed to be transferred to and vested in First Coastal, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with the applicable laws of the State of Delaware.

          (ii) On the Merger Effective Date: the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as the Certificate of Incorporation of Norway Merger Subsidiary, as in effect immediately prior to the Merger Effective Date; and the Bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the Bylaws of Norway Merger Subsidiary, as in effect immediately prior to the Merger Effective Date, until thereafter altered, amended or repealed in accordance with applicable law.

          (iii) On the Merger Effective Date, the directors of Norway Merger Subsidiary duly elected and holding office immediately prior to the Effective Date shall be the directors of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          (iv) On the Merger Effective Date, the officers of Norway Merger Subsidiary duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

     (b) Notwithstanding any provision of this Agreement to the contrary, Norway Bancorp may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of First Coastal as a result of such modification,
(ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification, and (iii) such modification will not be likely to delay or jeopardize receipt of any required regulatory approvals or of the tax opinion required under Sections 6.02(d) and (i).

     Section 2.02 Conversion of Shares. At the Merger Effective Date, by virtue of the Merger and without any action on the part of First Coastal or the holders of shares of First Coastal Common Stock:

     (i) Each outstanding share of First Coastal Common Stock issued and outstanding at the Merger Effective Date, except as provided in clauses (ii) and
(iii) of this Section, shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $21.00 in cash (referred to as the "Merger Consideration).

     (ii) Any shares of First Coastal Common Stock which are owned or held by any party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into the Merger Consideration, and no cash or shares of capital stock of Norway Bancorp shall be issued or exchanged therefore.

     (iii) The Surviving Corporation shall pay for any Dissenters' Shares in accordance with Section 262 of the DGCL, and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under Section 262 of the DGCL with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters' Shares and shall be converted into the right to receive the Merger Consideration pursuant to Section 2.02(i).

     (iv) Each share of Norway Merger Subsidiary common stock issued and outstanding immediately before the Merger Effective Date shall remain an outstanding share of common stock of the Surviving Corporation.

     (v) The holders of certificates representing shares of First Coastal Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of First Coastal, except such rights, if any, as they may have pursuant to applicable law and this Agreement.

     Section 2.03 Exchange Procedures.

     (a) As promptly as practicable after the Effective Date, and in any event within three business days of the Merger Effective Date, an Exchange Agent shall mail to each holder of record of an outstanding share Certificate or Certificates a letter of transmittal in form and substance reasonably acceptable to First Coastal ("Letter of Transmittal") containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefore. Upon surrender of the Certificate or Certificates to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefore the Merger Consideration, without interest thereon. Approval of this Agreement by the stockholders of First Coastal shall constitute authorization for Norway Bancorp to designate and appoint the Exchange Agent. Neither Norway Bancorp nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of First Coastal until such former stockholder surrenders his Certificate or Certificates.

     (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefore is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (c) On or prior to the Merger Effective Date, Norway Bancorp shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the First Coastal stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section
2.02 hereof.

     (d) The payment of the Merger Consideration upon the conversion of First Coastal Common Stock in accordance with the terms and conditions hereof shall constitute full satisfaction of all rights pertaining to such First Coastal Common Stock.

     (e) Promptly following the date which is twelve months after the Merger Effective Date, the Exchange Agent shall deliver to Norway Bancorp all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of First Coastal Common Stock may surrender such Certificate to Norway Bancorp and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefore the Merger Consideration multiplied by the number of shares of First Coastal Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

     (f) After the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of First Coastal of the shares of First Coastal Common

Stock which are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of First Coastal shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

     (g) In the event any certificate for First Coastal Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver (except as otherwise provided in Section 2.02(iii)) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Company Merger as provided for herein; provided, however, that Norway Bancorp may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Norway Bancorp as indemnity against any claim that may be made against First Coastal, Norway Bancorp or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 2.04 Stock Options. At the Merger Effective Date, each option granted by First Coastal (a "First Coastal Option") to purchase shares of First Coastal Common Stock issued and outstanding pursuant to the 1996 Stock Option and Equity Incentive Plan (the "First Coastal Stock Option Plan"), whether or not such option is exercisable on the Merger Effective Date, shall, by reason of the Company Merger, cease to be outstanding and be converted into the right to receive in cash an amount equal to (i) the difference (if a positive number) between (A) $21.00 and (B) the exercise price of each such option multiplied by
(ii) the number of shares of First Coastal Common Stock subject to the option.


                                  ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF FIRST COASTAL AND COASTAL
                                     BANK

     First Coastal and Coastal Bank represent and warrant to Norway Bancorp and Norway Savings that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the First Coastal Disclosure Schedules delivered by First Coastal to Norway Bancorp on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. First Coastal and Coastal Bank have made a good faith effort to ensure that the disclosure on each schedule of the First Coastal Disclosure Schedules corresponds to the section reference herein. However, for purposes of the First Coastal Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

     Section 3.01 Organization.

     (a) First Coastal is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA and the MBC. First Coastal has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on First Coastal.

     (b) Coastal Bank is a savings bank organized, validly existing and in good standing under the laws of the State of Maine. Coastal Bank is the only First Coastal Subsidiary. The deposits of Coastal Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Coastal Bank when due. Each other First Coastal Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

     (c) Coastal Bank is a member in good standing of the FHLB of Boston and owns the requisite amount of stock therein.

     (d) The respective minute books of First Coastal and each First Coastal Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

     (e) Prior to the date of this Agreement, First Coastal has made available to Norway Bancorp true and correct copies of the articles or certificate of incorporation and bylaws of First Coastal and Coastal Bank.

     Section 3.02 Capitalization.

     (a) The authorized capital stock of First Coastal consists of 6,700,000 shares of common stock, $1.00 par value ("First Coastal Common Stock"), of which 1,199,989 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 1,000,000 shares of preferred stock, $1.00 par value ("First Coastal Preferred Stock"), 200,000 of which have been designated Series A Junior Participating Preferred Stock, none of which are outstanding. There are 160,738 shares of First Coastal Common Stock held by First Coastal as treasury stock. Neither First Coastal nor any First Coastal Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of First Coastal Common Stock, or any other security of First Coastal or any securities representing the right to vote, purchase or otherwise receive any shares of First Coastal Common Stock or any other security of First Coastal, other than shares issuable under the First Coastal Stock Option Plan and pursuant to the terms of the Rights Agreement dated February 25, 1998, between First Coastal and ChaseMellon Shareholder Services, L.L.C., as amended through and including the date hereof (the "First Coastal Rights

Agreement"). First Coastal DISCLOSURE SCHEDULE 3.02(a) sets forth the name of each holder of options to purchase First Coastal Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the vesting dates, and the exercise price relating to the options held.

     (b) First Coastal owns all of the capital stock of Coastal Bank, free and clear of any lien or encumbrance. Except for the First Coastal Subsidiaries, First Coastal does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of First Coastal Subsidiaries, equity interests held by First Coastal Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of First Coastal Subsidiaries, including stock in the FHLB of Boston.

     (c) To First Coastal's Knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of First Coastal Common Stock.

     Section 3.03 Authority; No Violation.

     (a) First Coastal and Coastal Bank each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by First Coastal and Coastal Bank and the completion by First Coastal and Coastal Bank of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of First Coastal and Coastal Bank, respectively, and, except for approval of the shareholders of First Coastal, no other corporate proceedings on the part of First Coastal or Coastal Bank are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by First Coastal and Coastal Bank, and the Bank Merger has been duly and validly approved by the Board of Directors of Coastal Bank, and by First Coastal in its capacity as sole stockholder of Coastal Bank, and subject to approval by the shareholders of First Coastal and receipt of the required approvals of Regulatory Authorities described in Section
4.03 hereof, constitutes the valid and binding obligations of First Coastal and Coastal Bank, enforceable against First Coastal and Coastal Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Coastal Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

     (b) (A) The execution and delivery of this Agreement by First Coastal and Coastal Bank, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.03 hereof, and First Coastal's and Norway Bancorp's compliance with any conditions contained therein, and subject to the receipt of the approval of First Coastal's stockholders, the consummation of the transactions contemplated hereby, and (C) compliance by First Coastal and Coastal Bank with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of First Coastal or any First Coastal Subsidiary or the charter and bylaws of Coastal Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Coastal or any First Coastal Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of First Coastal or Coastal Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which First Coastal or Coastal Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on First Coastal and the First Coastal Subsidiaries taken as a whole.

     Section 3.04 Consents. Except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
4.03 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of First Coastal, no consents, waivers or approvals of, or filings or registrations with, any Regulatory Authority are necessary, and, to First Coastal's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by First Coastal and Coastal Bank, and (b) the completion by First Coastal and Coastal Bank of the Merger and the Bank Merger. First Coastal and Coastal Bank have no reason to believe that (i) any required Regulatory Approvals or other required consents or approvals will not be received, or that
(ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 3.05 Financial Statements.

     (a) First Coastal has previously made available to Norway Bancorp the First Coastal Regulatory Reports. The First Coastal Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of First Coastal as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

     (b) First Coastal has previously made available to Norway Bancorp the First Coastal Financials. The First Coastal Financials have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of First Coastal and the First Coastal Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

     (c) At the date of each balance sheet included in the First Coastal Financials or the First Coastal Regulatory Reports, First Coastal did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such First Coastal Financials or First Coastal Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     Section 3.06 Taxes. First Coastal and the First Coastal Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). First Coastal has duly filed all federal, state and material local tax returns required to be filed by or with respect to First Coastal and all First Coastal Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from First Coastal and any First Coastal Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or
(iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of First Coastal or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where First Coastal or any of its Subsidiaries do not file tax returns that First Coastal or any such Subsidiary is subject to taxation in that jurisdiction. First Coastal and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. First Coastal and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and First Coastal and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

     Section 3.07. No Material Adverse Effect. First Coastal and the First Coastal Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2000.

     Section 3.08. Material Contracts; Leases; Defaults.

     (a) Except for this Agreement, and those agreements and other documents filed as exhibits to First Coastal's Securities Documents, neither First Coastal nor any First Coastal Subsidiary is a party to, bound by or subject to (i) agreement, contract, arrangement, commitment or understanding (whether written or oral) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K (ii) any collective bargaining agreement with any labor union relating to employees of First Coastal or any First Coastal Subsidiary; (iii) any agreement which by its terms limits the payment of dividends by First Coastal or Coastal Bank; (iv) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which First Coastal or any First Coastal Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, Federal Home Loan Bank of Boston advances, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Norway Bancorp or any Norway Bancorp Subsidiary; (v) any contract (other than this Agreement) limiting the freedom, in any material respect, of First Coastal or Coastal Bank to engage in any type of banking or bank-related business which First Coastal or Coastal Bank is permitted to engage in under applicable law as of the date of this Agreement or (vi) any agreement, contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by First Coastal or any First Coastal Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

     (b) Each real estate lease that may require the consent of the lessor or its agent resulting from the Company Merger or the Bank Merger by virtue of a prohibition or restriction relating to assignment, by operation of law or otherwise, or change in control, is listed in First Coastal DISCLOSURE SCHEDULE
3.08 identifying the section of the lease that contains such prohibition or restriction. Neither First Coastal nor any First Coastal Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     (c) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a) and (b), have been made available to Norway Bancorp on or before the date hereof, are listed on First Coastal DISCLOSURE SCHEDULE 3.08(a) and are in full force and effect on the date hereof and neither First Coastal nor any First Coastal Subsidiary (nor, to the Knowledge of First Coastal, any other party to any such contract, plan, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. No party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. No plan, contract, or similar agreement or arrangement to which First Coastal or any First Coastal Subsidiary is a party or under which First Coastal or any First Coastal Subsidiary may be liable contains provisions which permit an independent contractor to terminate it without cause and continue to accrue future benefits thereunder.

     Section 3.09 Ownership of Property; Insurance Coverage.

     (a) First Coastal and the First Coastal Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by First Coastal or any First Coastal Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the First Coastal Regulatory Reports and in the First Coastal Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB of Boston, inter-bank credit facilities, or any transaction by an First Coastal Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. First Coastal and the First Coastal Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by First Coastal and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the First Coastal Financials.

     (b) With respect to all material agreements pursuant to which First Coastal or any First Coastal Subsidiary has purchased securities subject to an agreement to resell, if any, First Coastal or such First Coastal Subsidiary, as the case may be, has a lien or security interest (which to First Coastal's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (c) First Coastal and each First Coastal Subsidiary currently maintains insurance considered by First Coastal to be reasonable for their respective operations. First Coastal has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by First Coastal under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years First Coastal has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. First Coastal DISCLOSURE
SCHEDULE 3.09 identifies all policies of insurance maintained by First Coastal and each First Coastal Subsidiary.

     Section 3.10 Legal Proceedings. Neither First Coastal nor any First Coastal Subsidiary is a party to any, and there are no pending or, to First Coastal's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against First Coastal or any First Coastal Subsidiary (other than routine bank regulatory examinations), (ii) to which First Coastal or any First Coastal Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of First Coastal or Coastal Bank to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses
(i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on First Coastal and the First Coastal Subsidiaries, taken as a whole.

     Section 3.11 Compliance With Applicable Law.

     (a) Each of First Coastal and each First Coastal Subsidiary is in substantial compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

     (b) Each of First Coastal and each First Coastal Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of First Coastal, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement.

     (c) Neither First Coastal nor any First Coastal Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that First Coastal or any First Coastal Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to First Coastal or any First Coastal Subsidiary; (iii) requiring or threatening to require First Coastal or any First Coastal Subsidiary, or indicating that First Coastal or any First Coastal Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of First Coastal or any First Coastal Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of First Coastal or any First Coastal Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither First Coastal nor any First Coastal Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Coastal Bank as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

     Section 3.12 Employee Benefit Plans.

     (a) First Coastal DISCLOSURE SCHEDULE 3.12 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by First Coastal or any First Coastal Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of First Coastal or any First Coastal Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits other than plans and programs involving immaterial obligations (the "Compensation and Benefit Plans"). Neither First Coastal nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify, change or renew any existing Compensation and Benefit Plan, except as required to maintain the qualified status thereof. First Coastal has made available to Norway Bancorp true and correct copies of the Compensation and Benefit Plans.

     (b) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and First Coastal is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of First Coastal, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither First Coastal nor any First Coastal Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject First Coastal or any First Coastal Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof and subsequently expires as of the day next preceding the Merger Effective Date.

     (c) Neither First Coastal, nor any First Coastal Subsidiary or any entity which is considered one employer with First Coastal under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate") is a sponsor of or maintains a defined benefit Pension Plan or any Compensation and Benefit Plan subject to Title IV of ERISA, or has any liability under any such plan that was previously sponsored or maintained by it. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any single employer plan of an ERISA Affiliate (an "ERISA Affiliate Plan") within the 12-month period ending on the date hereof. To the Knowledge of First Coastal, there is no pending investigation or enforcement action by any Regulatory Authority with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan.

     (d) All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which First Coastal or any First Coastal Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued monthly on First Coastal's consolidated financial statements. First Coastal and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by GAAP consistently applied. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of First Coastal, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, or (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a Lien under Section 412(n) of the Code or pursuant to ERISA.

     (e) Neither First Coastal nor any First Coastal Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by First Coastal or any First Coastal Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

     (f) First Coastal and its Subsidiaries do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

     (g) With respect to each Compensation and Benefit Plan, if applicable, First Coastal has provided or made available to Norway Bancorp copies of the:
(A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement;
(D) the most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS; and
(G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

     (h) The consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Merger Effective Date) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

     (i) Neither First Coastal nor any First Coastal Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

     (j) To the Knowledge of First Coastal, the consummation of the Mergers will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Merger Effective Date), entitle any current or former employee, director or independent contractor of First Coastal or any First Coastal Subsidiary to any actual or deemed payment (or benefit) which would constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

     (k) There are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plan or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

           Section 3.13 Brokers, Finders and Financial Advisors. Neither First Coastal nor any First Coastal Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for its commitments disclosed in First Coastal DISCLOSURE SCHEDULE 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the First Coastal Financials.

     Section 3.14. Environmental Matters.

     (a)   With respect to First Coastal, Coastal Bank and each First Coastal
Subsidiary:

           (i) Each of First Coastal and the First Coastal Subsidiaries, the Participation Facilities, and, to First Coastal's Knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

           (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to First Coastal's Knowledge, threatened, before any court, governmental agency or board or other forum against it or any of the First Coastal Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the First Coastal Subsidiaries or any Participation Facility;

          (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to First Coastal's Knowledge threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or First Coastal or any of the First Coastal Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

          (iv) To First Coastal's Knowledge, the properties currently owned or operated by First Coastal or any of the First Coastal Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

          (v) Neither First Coastal nor any of the First Coastal Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

          (vi) To First Coastal's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by First Coastal or any of the First Coastal Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by First Coastal or any of the First Coastal Subsidiaries or any Participation Facility; and

          (vii) To First Coastal's Knowledge, during the period of (s) First Coastal's or any of the First Coastal Subsidiaries' ownership or operation of any of their respective current properties or (t) First Coastal's or any of the First Coastal Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To First Coastal's Knowledge, prior to the period of (x) First Coastal's or any of the First Coastal Subsidiaries' ownership or operation of any of their respective current properties or (y) First Coastal's or any of the First Coastal Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

     (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     Section 3.15. Loan Portfolio.

     (a) The allowance for possible losses reflected in First Coastal's audited statement of condition at December 31, 2000 was, and the allowance for possible losses shown on the balance sheets in First Coastal's Securities Documents for periods ending after December 31, 2000 will be, adequate, as of the dates thereof, under GAAP.

     (b) First Coastal DISCLOSURE SCHEDULE 3.15 sets forth a listing, as of the last business day prior to the date of this Agreement, by account, of: (A) all loans (including loan participations) of First Coastal or any of the First Coastal Subsidiaries that have been accelerated during the past twelve months;
(B) all loan commitments or lines of credit of First Coastal or any of the First Coastal Subsidiaries which have been terminated by First Coastal or any of the First Coastal Subsidiaries during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which First Coastal or any of the First Coastal Subsidiaries has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from First Coastal or any of the First Coastal Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein First Coastal or any of the First Coastal Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified First Coastal or any of the First Coastal Subsidiaries during the past twelve months of, or has asserted against First Coastal or any of the First Coastal Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the best Knowledge of First Coastal, each borrower, customer or other party which has given First Coastal or any of the First Coastal Subsidiaries any oral notification of, or orally asserted to or against First Coastal or any of the First Coastal Subsidiaries, any such claim; (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (G) all assets classified by First Coastal or any First Coastal Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 3.15 may exclude any individual loan with a principal outstanding balance of less than $10,000.

     (c) All loans receivable (including discounts) and accrued interest entered on the books of First Coastal and the First Coastal Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of First Coastal's or the appropriate First Coastal Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the Knowledge of First Coastal, the loans, discounts and the accrued interest reflected on the books of First Coastal and the First Coastal Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by First Coastal or the appropriate First Coastal Subsidiary free and clear of any Liens.

     (d) The notes and other evidences of indebtedness evidencing the loans described in clause (c) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

     Section 3.16. Securities Documents. First Coastal has made available to Norway Bancorp copies of its (i) annual reports on Form 10-K for the years ended December 31, 2000, 1999 and 1998, (ii) quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000 and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 2000, 1999 and 1998. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

     Section 3.17. Related Party Transactions. Except as described in First Coastal's Proxy Statement distributed in connection with the 2000 annual meeting of shareholders (which has previously been provided to Norway Bancorp), neither First Coastal nor any First Coastal Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of First Coastal or any First Coastal Affiliate. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of First Coastal or any First Coastal Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither First Coastal nor any First Coastal Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by First Coastal is inappropriate.

     Section 3.18.  Schedule of Termination Benefits. First Coastal DISCLOSURE
SCHEDULE 3.18 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire First Coastal Common Stock granted to such individuals, under any and all employment agreements, special termination agreements, change in control agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by First Coastal or any First Coastal Subsidiary for the benefit of officers or directors of First Coastal or any First Coastal Subsidiary (the "Benefits Schedule"), assuming their employment or service is terminated as of March 31, 2001 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

     Section 3.19. Deposits. None of the deposits of First Coastal or any First Coastal Subsidiary is a "brokered deposit" as defined in 12 CFR Section 337.6(a)(2).

     Section 3.20. Antitakeover Provisions Inapplicable. The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover or laws and regulations of any state, including the provisions of Section 203 of the DGCL ("Takeover Laws") applicable to First Coastal or any First Coastal Subsidiary. The shareholder voting restrictions contained in subsection 2 of Article 10 of First Coastal's certificate of incorporation do not apply to the Merger. The affirmative vote of a majority of the issued and outstanding shares of First Coastal Common Stock is required to approve this Agreement under First Coastal's certificate of incorporation and the DGCL. First Coastal has (x) duly approved an appropriate amendment to the First Coastal Rights Agreement and (y) taken all other action necessary or appropriate so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the ability of any Person to exercise any "Rights" as defined in the First Coastal Rights Agreement (the "First Coastal Rights"), or enable or require the First Coastal Rights to separate from the shares of First Coastal Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in the First Coastal Rights Agreement) has occurred or will occur in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

     Section 3.21. Registration Obligations. Neither First Coastal nor any First Coastal Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger Effective Date by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

     Section 3.22 Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for First Coastal's own account, or for the account of one or more of First Coastal's Subsidiaries or their customers (all of which are set forth in First Coastal DISCLOSURE
SCHEDULE 3.23), were entered into in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of First Coastal or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither First Coastal nor any of its Subsidiaries, nor to the Knowledge of First Coastal any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

     Section 3.23. Fairness Opinion. First Coastal has received a written opinion from Feldman Financial Advisors, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of First Coastal pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.


                                  ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF NORWAY SAVINGS AND NORWAY
                                    BANCORP

     Norway Bancorp and Norway Savings represent and warrant to First Coastal and Coastal Bank that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Norway Bancorp Disclosure Schedules delivered by Norway Bancorp to First Coastal on the date hereof and except as to any representation or warranty which specifically relates to an earlier date. Norway Bancorp and Norway Savings have made a good faith effort to ensure that the disclosure on each schedule of the Norway Bancorp Disclosure Schedules corresponds to the section referenced herein. However, for purposes of the Norway Bancorp Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

     Section 4.01. Organization.

     (a) Norway Bancorp and Norway Bancorp, MHC are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and are duly registered as bank holding companies under the BHCA and the MBC. Norway Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Norway Bancorp.

     (b) Norway Savings is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of Maine. The deposits of Norway Savings are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Norway Savings. Each other Norway Bancorp Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

     (c) Norway Savings is a member in good standing of the FHLB of Boston and owns the requisite amount of stock therein.

     (d) Prior to the date of this Agreement, Norway Bancorp and Norway Savings have delivered to First Coastal true and correct copies of their certificate and articles of incorporation and bylaws.

     (e) Norway Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal executive offices in Norway, Maine. Norway Merger Subsidiary is a wholly owned subsidiary of Norway Bancorp.

     Section 4.02 Authority; No Violation.

     (a) Norway Bancorp, Norway Savings and Norway Merger Subsidiary have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Norway Bancorp, Norway Savings and Norway Merger Subsidiary and the completion by Norway Bancorp, Norway Savings and Norway Merger Subsidiary of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Norway Bancorp, Norway Savings and Norway Merger Subsidiary and, no other corporate proceedings on the part of Norway Bancorp, Norway Savings or Norway Merger Subsidiary are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Norway Bancorp, Norway Savings and Norway Merger Subsidiary and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligation of Norway Bancorp, Norway Savings and Norway Merger Subsidiary, enforceable against Norway Bancorp, Norway Savings and Norway Merger Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

     (b) (A) The execution and delivery of this Agreement by Norway Bancorp, Norway Savings and Norway Merger Subsidiary, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.03 hereof and First Coastal's and Norway Bancorp's and Norway Merger Subsidiary's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (C) compliance by Norway Bancorp, Norway Savings and Norway Merger Subsidiary with any of the terms or provisions hereof, will not
(i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Norway Bancorp or any Norway Bancorp Subsidiary or the charter and bylaws of Norway Savings; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Norway Bancorp or any Norway Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of

Norway Bancorp, Norway Merger Subsidiary or Norway Savings under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Norway Bancorp, Norway Merger Subsidiary or Norway Savings is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Norway Bancorp.

     Section 4.03. Consents. Except for consents, approvals, filings and registrations from or with the Superintendent, FDIC, FRB, and SEC (the "Regulatory Approvals"), and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of First Coastal, the filing of a certificate of merger with the Office of the Delaware Secretary of State pursuant to the DGCL, and the filing of the certificate by the Superintendent with the Secretary of State of the State of Maine, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Norway Bancorp, Norway Savings and Norway Merger Subsidiary, and (b) the completion by Norway Bancorp, Norway Savings and Norway Merger Subsidiary of the transactions contemplated hereby. Norway Bancorp has no reason to believe that
(i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Norway Savings' and Norway Bancorp's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any to which a filing which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 4.04. Financial Statements.

     (a) Norway Bancorp has made available to First Coastal the Norway Bancorp Financials. The Norway Bancorp Financials have been prepared in accordance with GAAP and practices applied on a consistent basis throughout the periods covered by such statements, and (including the related notes where applicable) fairly present the consolidated financial position, results of operations and cash flows of Norway Bancorp and the Norway Bancorp Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto.

     Section 4.05. Compliance With Applicable Law.

     (a) Each of Norway Bancorp and each Norway Bancorp Subsidiary is in substantial compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

     (b) Each of Norway Bancorp and each Norway Bancorp Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best Knowledge of Norway Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement.

     (c) Except as disclosed in Norway Bancorp DISCLOSURE SCHEDULE 4.05(c), neither Norway Bancorp nor any Norway Bancorp Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Norway Bancorp or any Norway Bancorp Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Norway Bancorp or any Norway Bancorp Subsidiary; (iii) requiring or threatening to require Norway Bancorp or any Norway Bancorp Subsidiary, or indicating that Norway Bancorp or any Norway Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Norway Bancorp or any Norway Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Norway Bancorp or any Norway Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Norway Bancorp nor any Norway Bancorp Subsidiary has consented to or entered into any currently effective Regulatory Agreement, except as set forth in Norway Bancorp DISCLOSURE SCHEDULE 4.05(c). The most recent regulatory rating given to Norway Savings as to compliance with the CRA is satisfactory or better.

     Section 4.06. Financing. As of the date hereof Norway Bancorp has, through Norway Savings, and at the Merger Effective Date, Norway Bancorp will have funds which are sufficient and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated hereby and thereby, and Norway Bancorp and Norway Savings will not fail to meet their capital requirements as a result thereof. No approval from a Regulatory Authority is required for Norway Savings to dividend funds to Norway Bancorp necessary for Norway Bancorp to have funds available on the Merger Effective Date to pay the Merger Consideration.

     Section 4.07. Regulatory Approvals. Norway Bancorp and Norway Savings are not aware of any reason that they cannot obtain any of the approvals of regulatory authorities necessary to consummate the Merger and neither Norway Bancorp nor Norway Savings has received any advice or information from any regulatory authority indicating that such approvals will be denied or are doubtful.

     Section 4.08. Legal Proceedings. As of the date of execution of this Agreement, neither Norway Bancorp, nor any Norway Bancorp Subsidiary, is a party to any, and there are no pending or, to Norway Bancorp's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature challenging the validity or propriety of any of the transactions contemplated by this Agreement, or which could adversely affect the ability of Norway Bancorp to perform under this Agreement.

     Section 4.09 Interested Stockholder. Immediately prior to execution of this Agreement, and based on the shares of First Coastal Common Stock owned (if any) by Norway Bancorp and any Norway Bancorp Subsidiary (including shares owned, if any, by their affiliates and directors and officers), neither Norway Bancorp nor any Norway Bancorp Subsidiary would be considered an "Acquiring Person" under the First Coastal Rights Plan, nor an "Interested Stockholder" under Section 203 of the DGCL.


                                  ARTICLE V
                           COVENANTS OF THE PARTIES

     Section 5.01. Conduct of First Coastal's Business.

     (a) From the date of this Agreement to the Closing Date, First Coastal and each First Coastal Subsidiary will conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Norway Bancorp. First Coastal, Coastal Bank, and each of the First Coastal Subsidiaries will use its reasonable good faith efforts, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the goodwill of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Norway Bancorp in writing (which approval will not be unreasonably delayed or withheld) or as contemplated or required by this Agreement, First Coastal will not, and First Coastal will not permit any First Coastal Subsidiary to:

     (i) amend any provision of its certificate of incorporation, charter or other chartering documents or bylaws, impose, or suffer the imposition, on any share of stock held by First Coastal in any First Coastal Subsidiary of any material lien, charge or encumbrance or permit any such lien to exist, or waive or release any material right or cancel or compromise any material debt or claim except as set forth in First Coastal DISCLOSURE SCHEDULE 5.01(a)(i);

     (ii) change the number of shares of its authorized capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character

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relating to its authorized or issued capital stock, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, redeem or otherwise acquire any shares of such capital stock, or sell or issue any shares of capital stock (except pursuant to the exercise of First Coastal Options);

     (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except that Coastal Bank may pay cash dividends to First Coastal;

     (iv) grant or agree to pay any bonus, severance or termination to, or enter into, extend or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any employee, officer or director, except for legally binding commitments existing on the date hereof and set forth in First Coastal DISCLOSURE SCHEDULE 3.12, except for normal increases in the ordinary course of business consistent with past practice, and except for retention bonuses, in an aggregate amount not to exceed $25,000, to be paid by Coastal Bank to certain employees, in consultation with Norway Bancorp;

     (v) enter into or, except as may be required by law to maintain the qualified status thereof, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, or former directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

     (vi) merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or business; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between First Coastal, or any First Coastal Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by it or any First Coastal Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

     (vii) sell or otherwise dispose of the capital stock of Coastal Bank, or sell or otherwise dispose of any asset other than in the ordinary course of business consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any liability or indebtedness for borrowed

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money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

     (viii) make any change in policies with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations, or GAAP;

     (ix)    acquire any loan participation or loan servicing rights;

     (x) except for any commitments disclosed on the First Coastal DISCLOSURE SCHEDULE 5.01(a)(x): make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in excess of $1,000,000; or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $1,000,000; or make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in any amount if thereafter the exposure to any one borrower or group of affiliated borrowers (including obligors under loan participations) in the aggregate would exceed $2,000,000;

     (xi) renew or extend any lease, or by any act, or omission to act, allow any lease to renew or be extended;

     (xii) except as set forth in First Coastal Disclosure Schedule 5.01(a)(xii), make any capital expenditures in excess of $10,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof;

     (xiii) except for the execution of, and as otherwise provided or contemplated in, this Agreement and the Exhibits thereto, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any Compensation and Benefit Plan;

     (xiv) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc, or with a remaining term to maturity of more than five (5) years;

     (xv)    engage in any loan transaction with an officer or director;

     (xvi) materially change the pricing strategies of Coastal Bank with respect to its deposit or loan accounts;

     (xvii) enter into any agreement, arrangement or commitment not made in the ordinary course of business;

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     (xiii)  change its method of accounting in effect prior to the Merger
Effective Date, except as required by changes in laws or regulations, by regulatory authorities having jurisdiction over First Coastal or Coastal Bank, or by GAAP concurred in by First Coastal's independent certified public accountants;

     (xix) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

     (xx) invest in "high risk" mortgage derivative investments as defined by the Federal Financial Institutions Examination Council other than those held as of the date hereof and set forth on First Coastal Disclosure Schedule 5.01(a)(xxi);

     (xxi) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

     (xxii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

     (xxiii) take any action that would result in any of the representations or warranties of First Coastal or Coastal Bank contained in this Agreement not to be true and correct in any material respect at the Merger Effective Date or that could reasonably result in a material delay in consummation of the transactions contemplated hereby;

     (xxiv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon indicating that there is no apparent violation of or liability under the Environmental Laws, provided, however, that they shall not be required to obtain such a report with respect to one-to four-family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property might be in violation of or require remediation under Environmental Laws;

     (xxv) except in the ordinary course of business consistent with past practice and involving an amount not in excess of $50,000, settle any claim, action or proceeding. Notwithstanding the foregoing, no settlement shall be made if it involves a precedent for other similar claims, which in the aggregate, could be material to First Coastal and the First Coastal Subsidiaries, taken as a whole; or

     (xxvi)  agree to do any of the foregoing.

     For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Norway Bancorp prior to the date of this Agreement, it shall not be considered in the ordinary course of business for First Coastal or any First Coastal Subsidiary

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to do any of the following: (i) except as set forth in First Coastal DISCLOSURE
SCHEDULE 5.01, make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $100,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by First Coastal or a First Coastal Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (ii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by First Coastal or any First Coastal Subsidiary of more than $10,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

     Section 5.02. Access; Confidentiality.

     (a) Each of First Coastal and the First Coastal Subsidiaries shall permit Norway Bancorp and its representatives reasonable access to its properties, and shall disclose and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of First Coastal and its subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Norway Bancorp may have a reasonable interest (provided that First Coastal shall not be required to provide access to any information that would violate its, or any First Coastal Subsidiary's, attorney-client privilege or would violate applicable law or regulation). First Coastal and Coastal Bank shall make their respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Norway Bancorp and its representatives.
In addition, from the date of this Agreement through the Closing Date, First Coastal and each First Coastal Subsidiary shall permit employees of Norway Bancorp reasonable access to information relating to problem loans, loan restructurings and loan workouts of First Coastal and Coastal Bank. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated March 2, 2001, between First Coastal and Norway Bancorp (the "Confidentiality Agreement").

     (b) Norway Bancorp agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of First Coastal and Coastal Bank.

     (c) If the transactions contemplated by this Agreement shall not be consummated, First Coastal and Norway Bancorp will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or

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preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. First Coastal and Norway Bancorp shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required.

     Section 5.03. Regulatory Matters and Consents.

     (a) Norway Bancorp and Norway Savings will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement. The information supplied, or to be supplied, by Norway Bancorp or Norway Savings for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     (b) First Coastal will furnish Norway Bancorp with all information concerning First Coastal and First Coastal Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Norway Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement. The information supplied, or to be supplied, by First Coastal for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material respects.

     (c) Norway Bancorp and First Coastal will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority, and notice of material oral communications with the Regulatory Authorities, in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

     (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Norway Bancorp will furnish First Coastal with (i) copies of all Applications prior to filing with any Regulatory Authority and provide First Coastal a reasonable opportunity to provide changes to such Applications, (ii) copies of all Applications filed by Norway Bancorp and (iii) copies of all Regulatory Reports filed by Norway Bancorp after the date hereof.

     (e) First Coastal and Norway Bancorp will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement and any report filed with the SEC) made by or on behalf of Norway Bancorp or First Coastal to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

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     Section 5.04. Taking of Necessary Action.

     (a) Norway Bancorp and First Coastal shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Mergers and the transactions contemplated by this Agreement, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither First Coastal nor any First Coastal Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Norway Bancorp, and
(B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Company Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Norway Bancorp or First Coastal from exercising its rights under this Agreement.

     (b) First Coastal shall prepare, subject to the review and consent of Norway Bancorp with respect to matters relating to Norway Bancorp and the transactions contemplated by this Agreement, a Proxy Statement to be filed by First Coastal with the SEC and to be mailed to the shareholders of First Coastal in connection with the meeting of its shareholders and transactions contemplated hereby, which Proxy Statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Proxy Statement. First Coastal shall, as promptly as practicable following the preparation thereof, file the Proxy Statement with the SEC and First Coastal shall use all reasonable efforts to have the Proxy Statement mailed to stockholders as promptly as practicable after such filing. First Coastal will promptly advise Norway Bancorp of the time when the Proxy Statement has been filed and mailed, or of any comments from the SEC or any request by the SEC for additional information. The information to be supplied by Norway Bancorp for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to First Coastal shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

     Section 5.05. Certain Agreements.

     (a) From and after the Merger Effective Date, Norway Bancorp agrees to indemnify, defend and hold harmless each present and former director and officer of First Coastal and its Subsidiaries determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Norway Bancorp, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date

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(a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of First Coastal or any First Coastal Subsidiary, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of First Coastal are entitled under the DGCL, First Coastal's certificate of incorporation and bylaws, or other applicable law as in effect on the date hereof (and Norway Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Delaware corporation under the DGCL and First Coastal's certificate of incorporation and bylaws as in effect on the date hereof; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim. No indemnification shall be required under this Section 5.05 if prohibited by applicable law.

     (b) Any Indemnified Party wishing to claim indemnification under Section 5.05(b), upon learning of any Claim, shall promptly notify Norway Bancorp, but the failure to so notify shall not relieve Norway Bancorp of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Norway Bancorp. In the event of any Claim, (1) Norway Bancorp shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Norway Bancorp elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Norway Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Norway Bancorp shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received, provided further that Norway Bancorp shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (2) the Indemnified Parties will cooperate in the defense of any such Claim and (3) Norway Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

     (c) In the event Norway Bancorp or any of is successors or assigns (1) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (2) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Norway Bancorp assume the obligations set forth in this Section 5.05.

     (d) Norway Bancorp shall maintain in effect for three years from the Closing Date, if available, the current directors' and officers' liability insurance policy maintained by First Coastal (provided that Norway Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters

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occurring at or prior to the Closing Date, provided, however, that in no event shall Norway Bancorp be required to expend pursuant to this Section 5.05(d) more than the amount equal to 120% of the current annual amount expended by First Coastal to maintain or procure insurance coverage pursuant hereto. In connection with the foregoing, First Coastal agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims.

     (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     Section 5.06. No Other Bids and Related Matters. From and after the date hereof until the termination of this Agreement, neither First Coastal, Coastal Bank or any First Coastal Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by First Coastal or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and First Coastal shall notify Norway Bancorp orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters. Provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of First Coastal from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire First Coastal or any Subsidiary pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that,
(A) the Board of Directors of First Coastal receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to First Coastal's stockholders, (B) the Board of Directors of First Coastal, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of First Coastal to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"), (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, First Coastal (x) provides reasonable notice to Norway Bancorp to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity (identifying such person or entity) and (y) receives from such person or entity an executed confidentiality agreement substantially identical in all material respects to the Confidentiality Agreement entered into between Norway Bancorp and First Coastal on March 2, 2001, and (D) the First Coastal Special Meeting of Stockholders convened to approve this

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Agreement has not occurred, (ii) complying with Rule 14e-2 promulgated under the
Exchange Act with regard to a tender or exchange offer, or (iii) prior to the First Coastal Special Meeting of Stockholders convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation to stockholders, after consultation with and based upon the advice of independent legal counsel, determined in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving First Coastal or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of First Coastal, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of First Coastal or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Section 5.07. Duty to Advise; Duty to Update First Coastal's Disclosure Schedules. First Coastal shall promptly advise Norway Bancorp of any change or event having a Material Adverse Effect on it or on any First Coastal Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. First Coastal shall update First Coastal's DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the First Coastal DISCLOSURE SCHEDULES. The delivery of such updated Schedule shall not relieve First Coastal from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.02(c) hereof.

     Section 5.08. Conduct of Norway Bancorp's Business. From the date of this Agreement to the Closing Date, Norway Bancorp will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Norway Savings. From the date of this Agreement to the Closing Date, neither Norway Bancorp nor Norway Savings will (i) amend its certificate of incorporation, charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement; (ii) take any action which would result in any of the representations and warranties of Norway Bancorp or Norway Savings set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law; (iii) take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the necessary approvals from the Regulatory Authorities; (iv) take action which would or is reasonably likely to materially and adversely affect Norway Bancorp's ability to perform its covenants and agreements under this Agreement; (v) take any action that would result in any of the conditions to the Company Merger not being satisfied; or
(vi) agree to do any of the foregoing.

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     Section 5.09. Board and Committee Minutes. First Coastal and Coastal Bank
shall each provide to Norway Bancorp, within thirty (30) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

     Section 5.10. Undertakings by First Coastal and Norway Bancorp.

     (a)  From and after the date of this Agreement:

          (i) Voting by Directors. Simultaneous with the execution of this Agreement, First Coastal's Directors shall each enter into the agreement set forth as Exhibit B to this Agreement;

          (ii) Proxy Solicitor. First Coastal shall retain a proxy solicitor in connection with the solicitation of shareholder approval of this Agreement;

          (iii) Outside Service Bureau Contracts. If requested to do so by Norway Bancorp, First Coastal shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to First Coastal, on terms and conditions mutually acceptable to First Coastal and Norway Bancorp;

          (iv) Board Meetings. First Coastal and Coastal Bank shall permit a representative of Norway Bancorp to attend any meeting of First Coastal and/or Coastal Bank's Board of Directors or the Executive Committees thereof (provided that neither First Coastal nor Coastal Bank shall be required to permit the Norway Bancorp representative to remain present during any confidential discussion);

          (v) List of Nonperforming Assets. First Coastal shall provide Norway Bancorp, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "Troubled debt restructurings" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (iv) and impaired loans;

          (vii) Reserves and Merger Related Costs. On or before the Effective Date, and at the request of Norway Bancorp, First Coastal shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of First Coastal to those of Norway Bancorp (as such practices and methods are to be applied to First Coastal from and after the Closing Date) and Norway Bancorp's plans with respect to the conduct of the business of First Coastal following the Merger and otherwise to reflect Merger related expenses and costs incurred by First Coastal, provided, however, that First Coastal shall not be required to take such action unless Norway Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Norway Bancorp of the writing referred to in the preceding clause, First Coastal shall provide Norway Bancorp a written statement, certified without personal liability by the chief executive officer of First Coastal and dated the date of such writing, that the representation made in Section 3.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by First Coastal or any First Coastal Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof. No action shall be required to be taken by First Coastal pursuant to this Section 5.10(vii) if, in the opinion of First Coastal's independent auditors, such action would contravene GAAP;

          (viii) Shareholders' Meeting. First Coastal shall submit this Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and, subject to the next sentence, its Boards of Director shall recommend approval of this Agreement to the First Coastal shareholders. The Board of Directors of First Coastal may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 5.06 of this Agreement, and only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under Delaware law. First Coastal shall take all steps necessary in order to hold a special meeting of stockholders for the purpose of approving this Agreement within four months of the date of this Agreement, or as soon thereafter as is practicable. First Coastal shall promptly inform Norway Bancorp of any shareholder who makes a written demand upon First Coastal for an appraisal of his shares of First Coastal Common Stock in connection with the Company Merger. The Proxy Statement will not, at the time the Proxy Statement is mailed to First Coastal shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading; and

          (ix) First Coastal and Coastal Bank will consult with Norway Bancorp prior to employing any person.

     (b) From and after the date of this Agreement, Norway Bancorp and First Coastal shall each:

          (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Proxy Statement, (C) all other documents necessary to obtain any other approvals, consents, waivers and authorizations required to effect the completion of the Merger, and the transactions contemplated by this Agreement, and (D) all other documents contemplated by this Agreement;

          (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to shareholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

          (iv) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

          (v) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

          (vi) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents and Regulatory Reports simultaneously with the filing thereof; and

          (vii) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due, except those being contested in good faith.

     (c) First Coastal Disclosure Schedule 5.10(c) sets forth a good faith estimate of First Coastal's budget of Merger-related expenses (the "Budget") to be incurred and payable by First Coastal in connection with this Agreement and the transactions contemplated hereby, including the fee and expenses of counsel, accountants, investment bankers and other professionals, and all costs and expenses associated with any legal proceedings relating to this Agreement and the transactions contemplated hereunder. First Coastal shall promptly notify Norway Bancorp if or when it determines that it expects to exceed its Budget. Promptly, but in any event within 30 days, after the execution of this Agreement, First Coastal shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. First Coastal shall accrue and/or pay all of such amounts as soon as possible. First Coastal shall request that its professionals render monthly invoices within 30 days after the end of each month. First Coastal shall notify Norway Bancorp monthly of all out-of-pocket expenses, which First Coastal has incurred in connection with this Agreement. No later than three business days prior to the Closing Date, First Coastal shall provide Norway Bancorp with a statement of all Merger-related expenses incurred and payable, and to be incurred and payable, including the fee and expenses of counsel, accountants, investment bankers and other professionals, and all costs and expenses associated with any legal proceedings relating to this Agreement and the transactions contemplated hereunder. (the "Total Merger Expenses"), through the Closing Date (the "Closing Expense Statement").

          Section 5.11. Employee and Termination Benefits; Directors and Management.

          (a) Employee Benefits. Except as otherwise provided in Section 5.11(d) of this Agreement, as of or after the Merger Effective Date, and at Norway Bancorp's election and subject to the requirements of the IRC, the First Coastal Compensation and Employee Benefit Plans may continue to be maintained separately, or consolidated, or terminated. If requested by Norway Bancorp in writing not later than ten days before the Merger Effective Date, First Coastal shall take such steps as necessary to effectuate a termination of any Compensation and Employee Benefit as of the Merger Effective Date. In the event of the termination or consolidation of any First Coastal or Coastal Bank health or welfare benefit plan with any Norway Savings health or welfare benefit plan, all Continuing Employees who were covered under the terminated or consolidated plan will be immediately eligible to participate in the corresponding Norway Savings health or welfare benefit plan on the same basis that they were eligible to participate in the corresponding plan at First Coastal or Coastal Bank immediately before the Merger Effective Date, including, in the case of any health plan, coverage of any pre-existing condition. In the event of a termination or consolidation of any First Coastal health plan, terminated First Coastal and Coastal Bank employees and qualified beneficiaries will have the right to continue coverage under group health plans of Norway Bancorp and/or Norway Bancorp subsidiaries in accordance with IRC Section 4980B(f). To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate and vesting under the 401(k) plan maintained by Norway Savings, individuals who are employees of First Coastal or Coastal Bank on the Merger Effective Date will be credited with periods of service with First Coastal or Coastal Bank before the Merger Effective Date as if such service had been with Norway Savings; provided, however, that if, after the Merger Effective Date, Norway Savings continues in effect the 401(k) plan previously maintained by Coastal Bank, Norway Savings shall not be required to cause employees who are covered by such plan to participate in any other 401(k) plan with respect to any period for which Norway Savings makes contributions to such Coastal Bank 401(k) plan, and nothing in this Section 5.11 shall be construed to require any duplication of benefits. Similar service credit shall also be given by Norway Savings in determining eligibility to participate in vacation and welfare plans provided to such employees of First Coastal or Coastal Bank after the Merger.

          (b) As of the Merger Effective Date, Norway Savings may designate for appointment to the Board of Directors of Norway Savings up to four persons who currently serve on the First Coastal Board of Directors

          (c) Norway Bancorp shall honor the existing written deferred compensation, employment, change of control and severance contracts or plans set forth in First Coastal DISCLOSURE SCHEDULE 3.12(a).

          (d) At or prior to the date hereof, each of Gregory T. Caswell and Dennis D. Byrd has executed an amendment to his employment agreement to provide that the employment agreements shall terminate effective and contingent upon the Merger Effective Date.

          Section 5.12. Duty to Advise; Duty to Update Norway Bancorp's Disclosure Schedules. Norway Bancorp shall promptly advise First Coastal of any change or event having a Material Adverse Effect on it or on any Norway Bancorp Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Norway Bancorp shall update Norway Bancorp's DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Norway Bancorp DISCLOSURE SCHEDULE. The delivery of such updated Schedules shall not relieve Norway Bancorp from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.01(c) hereof.

          Section 5.13. Bank and Related Merger Transactions.

          (a) As soon as practicable following the Merger Effective Date, Norway Bancorp shall, and it shall cause First Coastal (as the Surviving Corporation in the Company Merger) to, effect a merger of First Coastal, as the surviving company in the merger of First Coastal and Norway Merger Subsidiary, into Norway Bancorp, with Norway Bancorp being the surviving corporation (the "Subsequent Merger") by executing a merger agreement and filing a certificate of merger with the Delaware Office of the Secretary of State pursuant to the DGCL. The Subsequent Merger shall become effective at the time (the "Subsequent Effective Time") specified in the certificate of merger filed with the Delaware Office of the Secretary of State pursuant to the DGCL. As a result of the Subsequent Merger, the separate corporate existence of First Coastal shall cease and Norway Bancorp shall be the surviving corporation and continue its corporate existence under the laws of the State of Delaware.

          (b) As soon as practicable after consummation of the Subsequent Merger, Norway Bancorp and Coastal Bank shall take all actions necessary and appropriate, including causing the entering into of an appropriate merger agreement in the form attached to this Agreement as Exhibit A (the "Bank Merger Agreement"), to cause Coastal Bank to merge with and into Norway Savings, with Norway Savings as the surviving institution, as Norway Bancorp deems advisable, in each case in accordance with applicable laws and regulations and the terms of the applicable Bank Merger Agreement.

                                  ARTICLE VI
                                  CONDITIONS

          Section 6.01. Conditions to First Coastal's Obligations under this Agreement. The obligations of First Coastal hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by First Coastal pursuant to Section 8.03 hereof:

          (a) Corporate Proceedings. All action required to be taken by, or on the part of, Norway Bancorp, Norway Savings and Norway Merger Subsidiary to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger, shall have been duly and validly taken by Norway Bancorp, Norway Savings and Norway Merger Subsidiary; and First Coastal shall have received certified copies of the resolutions evidencing such authorizations;

          (b) Covenants. The obligations and covenants of Norway Bancorp, Norway Savings and Norway Merger Subsidiary required by this Agreement to be performed by Norway Bancorp, Norway Savings and Norway Merger Subsidiary at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

          (c) Representations and Warranties. Each of the representations and warranties of Norway Bancorp and Norway Savings in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (other than Sections 4.08 and 4.09 and except to the extent such representations and warranties speak as of an earlier date) as of the Merger Effective Date;

          (d) Approvals of Regulatory Authorities. Norway Bancorp shall have received all required approvals of Regulatory Authorities of the Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

          (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

          (f) Officer's Certificate. Norway Bancorp shall have delivered to First Coastal a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.01 have been satisfied, to the Knowledge of the officer executing the same;

          (g) Approval of First Coastal's Shareholders. This Agreement shall have been approved by the shareholders of First Coastal by such vote as is required under applicable Delaware law, First Coastal's certificate of incorporation and bylaws, and under Nasdaq requirements applicable to it.

          (h) Funds Deposited with the Exchange Agent. Norway Bancorp shall have deposited or caused to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the First Coastal stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 of this Agreement.

          Section 6.02. Conditions to Norway Bancorp's Obligations under this Agreement. The obligations of Norway Bancorp and Norway Savings hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Norway Bancorp pursuant to Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, First Coastal and Coastal Bank to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger, shall have been duly and validly taken by First Coastal and Coastal Bank; and Norway Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of First Coastal and each First Coastal Subsidiary required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

     (c) Representations and Warranties. Each of the representations and warranties of First Coastal and Coastal Bank in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Merger Effective Date;

     (d) Approvals of Regulatory Authorities. Norway Bancorp and Norway Savings shall have received all required approvals of Regulatory Authorities of the Merger (without the imposition of any condition that is in Norway Bancorp's reasonable judgment unduly burdensome, excluding standard conditions that are normally imposed by the Regulatory Authorities in bank merger transactions); and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since December 31, 2000, there shall not have occurred any Material Adverse Effect with respect to First Coastal;

     (g) Officer's Certificate. First Coastal shall have delivered to Norway Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.02 have been satisfied, to the Knowledge of the officer executing the same; and

     (h) Merger Related Expenses. The Total Merger Expenses reflected on the Closing Expense Statement do not exceed $1,000,000.

                                  ARTICLE VII
                       TERMINATION, WAIVER AND AMENDMENT

     Section 7.01 Termination. This Agreement may be terminated at any time prior to the Merger Effective Date, whether before or after approval of the stockholders of First Coastal referred to in Section 5.10(a)(viii) hereof:

     (a) by mutual written consent of the parties authorized by their respective boards of managers/directors;

     (b) by Norway Bancorp or First Coastal (i) if the Merger Effective Date shall not have occurred on or prior to December 31, 2001, (ii) if a vote of the stockholders of First Coastal is taken and such stockholders fail to approve this Agreement at the meeting of stockholders (or any adjournment thereof) of First Coastal contemplated by Section 5.10(a)(viii) hereof, or (iii) any applicable regulatory authority formally disapproves the issuance of any required regulatory approval, unless in the case of clause (ii) of this Section 7.01(b) such failure is due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party on or before such meeting of stockholders, and in the case of clause (i) of this Section 7.01(b), the right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by the December 31, 2001.

     (c) by Norway Bancorp if (i) at the time of such termination any of the representations and warranties of First Coastal or Coastal Bank contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 6.02(b) or (c) hereof cannot be satisfied, (ii) there shall have been any material breach of any covenant, agreement or obligation of First Coastal or Coastal Bank hereunder and such breach shall have not been remedied by First Coastal or Coastal Bank or any third-party within fifteen business days after receipt by First Coastal of notice in writing from Norway Bancorp specifying the nature of such breach and requesting that it be remedied, (iii) any applicable regulatory authority approves the transactions contemplated but with conditions attached such that the requirements of Section 6.02(d) are not satisfied, or (iv) First Coastal has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the Board of Directors of First Coastal has entered into an acquisition agreement with respect to the Superior Proposal or withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Norway Bancorp.

     (d) by First Coastal if (i) at the time of such termination any of the representations and warranties of Norway Bancorp and Norway Savings contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 6.01(b) and/or (c) hereof cannot be satisfied, (ii) there shall have been any material breach of any covenant, agreement or obligation of Norway Bancorp or Norway Savings hereunder and such breach shall not have been remedied within fifteen business days after receipt by Norway Bancorp of notice in writing from First Coastal specifying the nature of such breach and requesting that it be remedied, (iii) any event occurs such that a condition set forth in Sections 6.01 hereof which must be fulfilled before First Coastal is obligated to consummate the Merger cannot be fulfilled and non-fulfillment is not waived by First Coastal, or (iv) First Coastal has received a Superior Proposal, and in accordance with Section
5.06 of this Agreement, the Board of Directors of First Coastal has made a determination to accept such Superior Proposal subject to approval thereof by the First Coastal's stockholders, and simultaneously with the termination of this Agreement pursuant to this subsection First Coastal enters into an acquisition agreement with respect to the Superior Proposal.

     Section 7.02. Effect of Termination. Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 5.02 and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Norway Bancorp or First Coastal to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.01. Expenses. (a) Except as otherwise provided in this Agreement, each party hereto shall bear and pay all costs and expenses ("Costs and Expenses") incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial advisors, consultants, accountants and counsel, and other costs and expenses. Notwithstanding anything in this Section 8.01(a) to the contrary, if the failure to consummate the Merger shall be due to the willful breach of a representation or warranty by one of the parties hereto or to the willful failure of one of the parties hereto to perform or observe its covenants, agreements or obligations set forth herein to be performed or observed by it at or before the Merger Effective Date, then such party shall pay all Costs and Expenses incurred in connection with this Agreement and the transactions contemplated hereby in addition to any remedies at law or in equity which may be available to the other party for breach of this Agreement.

     (b) As a condition of Norway Bancorp's willingness, and in order to induce Norway Bancorp to enter into this Agreement and to reimburse Norway Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, First Coastal hereby agrees to pay Norway Bancorp, and Norway Bancorp shall be entitled to payment of a fee of $1.0 million (the "Fee"), within five business days after written demand for payment is made by Norway Bancorp, following the occurrence of any of the events set forth below:

     (i) First Coastal terminates this Agreement pursuant to Section 7.01(d)(iv) or Norway Bancorp terminates this Agreement pursuant to Section 7.01(c)(iv); or

     (ii) the entering into a definitive agreement by First Coastal or Coastal Bank relating to a Superior Proposal or the consummation of a Superior Proposal involving First Coastal or

Coastal Bank within twelve months after the occurrence of any of the following:
(i) the termination of the Agreement by Norway Bancorp pursuant to Section 7.01(c)(ii); (ii) the failure of the stockholders of First Coastal to approve this Agreement after the occurrence of an Acquisition Proposal, or
(iii) December 31, 2002 if prior thereto the First Coastal stockholders have not adopted of this Agreement.

     If demand for payment of the Fee is made pursuant to this Section 8.01(b) and payment is timely made, then Norway Bancorp will not have any other rights or claims against First Coastal, its Subsidiaries, and their respective officers, directors, attorneys and financial advisors under this Agreement, it being agreed that the acceptance of the Fee under this Section 8.01(b) will constitute the sole and exclusive remedy of Norway Bancorp against First Coastal, its Subsidiaries and their respective officers, directors, attorneys and financial advisors.

     Section 8.02. Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those agreements in
Article II and covenants set forth in Sections 5.05 and 5.11 (b) and (c), which will survive the Merger, shall terminate on the Closing Date.

     Section 8.03. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise provided, however, that after any approval of the transactions contemplated by this Agreement by First Coastal's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to First Coastal shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 8.04. Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Article II and Section 5.05.

     Section 8.05. No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     Section 8.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), addressed as follows:

          (a)  If to Norway Bancorp, Inc. to:

               Norway Bancorp, Inc.
               132 Main Street
               Norway, Maine 04268
               Attention:     Robert A. Harmon
                              President and Chief Executive Officer
     with a copy to:
               Luse Lehman Gorman Pomerenk & Schick, PC
               5335 Wisconsin Avenue, NW
               Washington, D.C. 20015
               Attention:     John J. Gorman, Esq.

          (b)  If to First Coastal, to:

               First Coastal Corporation
               1200 Congress Street
               Portland, Maine 04102-2129
               Attn:          Gregory T. Caswell
                              President and Chief Executive Officer
     with a copy to:
               Hogan & Hartson L.L.P.
               Columbia Square
               555 Thirteenth Street, N.W.
               Washington, DC 20004
               Attn:  Stuart G. Stein, Esq.

     Section 8.07. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 8.08. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 8.09. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 8.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of Delaware.

     Section 8.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                              NORWAY BANCORP, INC.

                              By:   /s/ Robert A. Harmon
                                    ----------------------------------------
                                    Robert A. Harmon
                                    President and Chief Executive Officer


                              NORWAY MERGER SUBSIDIARY, INC.

                              By:   /s/ Robert A. Harmon
                                    ----------------------------------------
                                    Robert A. Harmon
                                    President and Chief Executive Officer


                              NORWAY SAVINGS BANK

                              By:   /s/ Robert A. Harmon
                                    ----------------------------------------
                                    Robert A. Harmon
                                    President and Chief Executive Officer


                              FIRST COASTAL CORPORATION

                              By:   /s/ Gregory T. Caswell
                                    ----------------------------------------
                                    Gregory T. Caswell
                                    President and Chief Executive Officer


                              COASTAL BANK

                              By:   /s/ Gregory T. Caswell
                                    ----------------------------------------
                                    Gregory T. Caswell
                                    President and Chief Executive Officer

                                                                       EXHIBIT A

                             BANK MERGER AGREEMENT

     BANK MERGER AGREEMENT, dated as of April 1, 2001, pursuant to Section 352 of Title 9-B of the Maine Revised Statutes by and between Norway Savings Bank, a Maine chartered stock savings bank ("Norway Savings"), and Coastal Bank, a Maine chartered stock savings bank (the "Bank").

     WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 1, 2001, between Norway Bancorp, Inc. ("Norway Bancorp"), a Delaware corporation, Norway Merger Subsidiary, Inc. ("NMSI"), a Delaware corporation and wholly owned subsidiary of Norway Bancorp, Norway Savings, and the Bank and First Coastal Corporation ("First Coastal"), a Delaware corporation and parent corporation of the Bank, NMSI will be merged with and into First Coastal, and First Coastal as the surviving entity will be merged with and into Norway Bancorp, with Norway Bancorp surviving this merger, with the result that the Bank has become a wholly owned subsidiary of Norway Bancorp (the "Merger"); and

     WHEREAS, the Merger Agreement provides that as soon as practicable after the merger of NMSI with and into First Coastal, and the merger of First Coastal with and into Norway Bancorp, the Bank shall be merged with and into Norway Savings (the "Bank Merger");

     NOW, THEREFORE, Norway Savings and the Bank hereby agree as follows:


                                   ARTICLE I
                                THE BANK MERGER

     1.01 The Bank Merger. The constituent corporations to the Bank Merger shall be Norway Savings and the Bank. As promptly as practicable following consummation of the Merger, receipt of the required approval of the Superintendent of the Maine Bureau of Banking (the "Maine Superintendent"), approval of the stockholders' of each of Norway Savings and the Bank, receipt of all of the required regulatory approvals and the expiration of all waiting periods related to such approvals, the Bank Merger shall be effected pursuant to which the Bank shall merge with and into Norway Savings. As a result of the Bank Merger, the separate corporate existence of the Bank shall cease and Norway Savings shall continue as the surviving bank of the Bank Merger (the "Surviving Bank"). At the Effective Time (as hereinafter defined), all of the rights, privileges, powers, franchises, properties and assets of the Bank and Norway Savings shall be vested in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Bank and Norway Savings shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Bank.

     1.02 Name of Surviving Bank. The name of the Surviving Bank shall be "Norway Savings Bank."

     1.03 Capital Stock. The total number of shares of all classes of capital stock which the Surviving Bank is authorized to issue is 1,000,000 shares of common stock, par value $1.00 per share (the "Common Stock"). The outstanding capital stock of Surviving Bank shall be $1,000,000 represented by 1,000,000 shares of Common Stock.

     1.04 Effective Time. The Bank Merger shall be effected by the filing of this executed Bank Merger Agreement together with the certified resolutions of the constituent stockholders approving it with the Maine Superintendent. The term "Effective Time" shall mean 11:59 p.m. on the date upon which the Maine Superintendent issues a certificate to the Surviving Bank reflecting the Bank Merger or such other time as the Maine Superintendent may prescribe.

     1.05 Articles. The articles of incorporation of Norway Savings, as in effect immediately prior to the Effective Time (the "Articles"), shall be the Articles of the Surviving Bank until further amended as provided therein and by applicable law.

     1.06 By-laws. The by-laws of Norway Savings, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Bank until thereafter amended as provided therein or in the Articles of the Surviving Bank, as amended from time to time, or by applicable law.

     1.07 Locations. The main office and established and authorized branches and facilities of Norway Savings shall become the main office and established and authorized branches and facilities of the Surviving Bank and the main office and established and authorized branches and facilities of the Bank shall become established and authorized branches and facilities of the Surviving Bank, all as set forth on the attached Schedule 1.

     1.08    Directors and Officers.

     (a) Effective as of the Effective Time, the directors of Norway Savings immediately prior to the Effective Time shall continue as directors of the Surviving Bank. In addition, certain persons who are currently serving on the board of directors of the Bank shall be appointed to the board of directors of the Surviving Bank. The name, address and occupation of each director of the Surviving Bank is set forth on the attached Schedule 2. Each director of the Surviving Bank shall hold office in accordance with, and the service of such director shall be subject to the provisions of, the Articles and by-laws of the Surviving Bank, as amended from time to time.

     (b) As of the Effective Time, the officers of Norway Savings immediately prior to the Effective Time shall be the officers of the Surviving Bank each to hold office in accordance with and subject to the Articles and by-laws of the Surviving Bank, as amended from time to time. The name and address of each officer of the Surviving Bank is set forth on the attached Schedule 3.

     1.09 Additional Actions. If, at any time after the Effective Time, the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Bank, title to and possession of any property or right of the Bank acquired or to be acquired by reason of, or as a result of, the Bank Merger, or
(b) otherwise to carry out the purposes of this Bank Merger Agreement, the Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Bank and otherwise to carry out the purposes of this Bank Merger Agreement; and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Bank or otherwise to take any and all such action.


                                  ARTICLE II
                            CANCELLATION OF SHARES

     Each share of common stock, par value $___ per share, of the Bank issued and outstanding immediately prior to the Effective Time shall, by virtue of the Bank Merger and without any action on the part of Norway Savings, be canceled without receipt of any consideration thereof by the Bank.


                                  ARTICLE III
                                REPRESENTATIONS

     Each of the Bank and Norway Savings represents that this Bank Merger Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.

                                  ARTICLE IV
                                  TERMINATION

     Consummation of the Bank Merger contemplated hereunder is conditioned upon the consummation of the Merger as provided in the Merger Agreement. This Bank Merger Agreement shall terminate and forthwith become void automatically and without any action on the part of Norway Savings or the Bank immediately upon the termination of the Merger Agreement in accordance with Article VII thereof, and there shall be no further liability on the part of Norway Savings or the Bank upon such termination.

     IN WITNESS WHEREOF, Norway Savings and the Bank have each caused this Bank Merger Agreement to be executed by their duly authorized officers, as under seal, as of the day and year first above written.

                              NORWAY SAVINGS BANK



                              By:___________________________________
                                 Robert A. Harmon
                                 President and Chief Executive Officer



                              By:____________________________________
                                 Clerk/Secretary



                              COASTAL BANK



                              By:______________________________________
                                 Gregory T. Caswell
                                 President and Chief Executive Officer



                              By:______________________________________
                                 Clerk/Secretary

                                                                       EXHIBIT B


April 1, 2001

Norway Bancorp, Inc.
132 Main Street
Norway, Maine 04268

Ladies and Gentlemen:

     Norway Bancorp, Inc. ("Norway Bancorp"), Norway Savings Bank ("Norway Savings"), Norway Merger Subsidiary ("Merger Subsidiary@), and First Coastal Corporation ("FCC") and Coastal Bank ("Coastal Bank") have entered into an Agreement and Plan of Merger dated as of April 1, 2001 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Merger Subsidiary will merge with and into FCC, with FCC surviving the merger, to be followed by the merger of FCC with and into Norway Bancorp, with Norway Bancorp surviving the merger (collectively referred to as the Merger@); (b) shareholders of FCC will receive $21.00 in cash in exchange for each share of common stock of FCC outstanding on the closing date; and (c) thereafter Coastal Bank will be merged with and into Norway Savings, with Norway Savings being the surviving institution.

     Norway Bancorp has requested, as a condition to its execution and delivery to FCC of the Merger Agreement, that the undersigned, being directors and executive officers of FCC, execute and deliver to Norway Bancorp this Letter Agreement.

     Each of the undersigned, in order to induce Norway Bancorp to execute and deliver to FCC the Merger Agreement, hereby irrevocably:

     (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of FCC called to vote for approval of the Merger Agreement so that all shares of common stock of FCC then beneficially owned by the undersigned, and at to which the undersigned has voting power, will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of FCC), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving FCC;

     (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of FCC, to approve or adopt the Merger Agreement;

     (c) Agrees not to sell, transfer or otherwise dispose of any common stock of FCC on or prior to the date of the meeting of FCC shareholders to vote on the Merger Agreement, except for transfers effected in the undersigned's capacity as a fiduciary, and except for transfers to a lineal descendant or a spouse of the undersigned, or to a trust for the benefit of one or more of the foregoing persons, providing that in each such case the transferee agrees in writing to be bound by the terms of this letter agreement; and

     (d) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

     The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

     ____________________________


     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

     ____________________________

     The undersigned intends to be legally bound hereby.


                        Sincerely,



                        Name


                        Title

                                                                      Appendix B

                [Letterhead of Feldman Financial Advisors, Inc.]

                                                     April 1, 2001


Board of Directors
First Coastal Corporation
1200 Congress Street
Portland, Maine  04102


Members of the Board:

         First Coastal Corporation ("First Coastal") and its wholly owned subsidiary, Coastal Bank, and Norway Bancorp, Inc. ("Norway Bancorp") and its wholly owned subsidiaries, Norway Savings Bank and Norway Merger Subsidiary, Inc. ("Norway Merger Subsidiary"), have entered into an Agreement and Plan of Merger ("Agreement") dated as of April 1, 2001, which provides, among other things, for the merger of Norway Merger Subsidiary with and into First Coastal (the "Merger") with First Coastal becoming a wholly owned subsidiary of Norway Bancorp. As set forth in the Agreement, on the Merger Effective Date, each of the outstanding shares of First Coastal common stock ("First Coastal Common Stock") will be converted into the right to receive $21.00 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement. In connection therewith, you have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of First Coastal Common Stock.

         Feldman Financial Advisors, Inc. ("Feldman Financial") specializes in providing financial advisory and consulting services to commercial banks and thrift institutions. As part of our business, we are regularly engaged in the independent valuation of businesses and securities in connection with merger and acquisition transactions, initial public offerings, private placements, and recapitalizations. In rendering this opinion pursuant to our engagement, we will receive a fee from First Coastal for our services. Feldman Financial is familiar with First Coastal and has been engaged by First Coastal in the past to provide certain consulting services and has received customary compensation for such services. Feldman Financial was not engaged to participate and did not participate in any negotiations that resulted in the Merger.

         During the course of our engagement, we reviewed and analyzed publicly available and confidential materials bearing upon the financial and operating conditions of First Coastal and Coastal Bank, and material prepared in connection with the proposed transaction, including, but not limited to, the following: the Agreement; certain historical financial information concerning First Coastal; the terms of recent merger and acquisition transactions involving companies that we considered relevant; historical trading prices and activity for First Coastal Common Stock; and financial and other information provided to us by the management of First Coastal. With respect to Norway Bancorp and Norway Savings Bank, our review was limited solely to ascertain the ability of Norway Bancorp to complete the Merger. Accordingly, we reviewed and relied upon publicly available information regarding the financial condition and operations of Norway Bancorp and Norway Savings Bank.

         In the course of our review, we have relied upon and assumed the accuracy and completeness of all the financial and other information that was provided to us by First Coastal or their representatives or was available to us from public sources. We did not independently verify and have relied on and assumed that the aggregate allowance for loan losses set forth in the balance sheet of First Coastal at December 31, 2000 was adequate to cover such losses and complied fully with applicable law, regulatory policy, and sound banking practices as of the date of such financial statements. We were not retained to conduct and did not conduct a physical inspection of any of the properties or facilities of First Coastal, nor did we make any independent evaluation or appraisal of the assets, liabilities, or prospects of First Coastal, nor were we furnished with any such evaluation or appraisal, and we were not retained to and did not review any individual credit files.

Board of Directors
First Coastal Corporation
April 1, 2001
Page 2



         In addition, we have discussed financial projections with First Coastal senior management for the purpose of reviewing the future prospects of First Coastal. We assumed that, as of the date such projections were prepared, they were reasonably prepared reflecting the best estimates and judgements of the management of First Coastal as to the future operating and financial performance of First Coastal. Further, there will usually be differences between prospective and actual results because events and circumstances frequently do not occur as expected and those differences may be material. Additionally, we performed such other studies, analyses, and examinations as we deemed appropriate. We also took into account our assessment of general market and financial conditions and our experience in other transactions, as well as our knowledge of the banking industry and our general experience in securities valuations.

         We have also assumed that there has been no material adverse change in First Coastal's or Norway Bancorp's assets, financial condition, results of operations, business, or prospects since the date of the most recent financial statements made available to us by First Coastal or obtained from public sources. Our opinion is necessarily based upon economic, market, monetary, and other conditions as they exist and can be evaluated as of the date hereof and the information made available to us through the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise, or reaffirm this opinion.

         We are not expressing any opinion herein as to the relative merits of the Merger, nor does our opinion constitute a recommendation to any holder of First Coastal Common Stock as to how such stockholder should vote with respect to the Merger at any meeting of stockholders of First Coastal.

         This letter is solely for the consideration of the Board of Directors of First Coastal and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our prior written consent, except as set forth in our engagement letter with First Coastal. We have consented to the inclusion of this letter in the proxy statement to stockholders to be filed by First Coastal with the Securities and Exchange Commission.

         Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration to be received by the holders of First Coastal Common Stock pursuant to the Agreement is fair, from a financial point of view, to such stockholders.

                                          Sincerely,

                                          /s/ Feldman Financial Advisors, Inc.

                                          Feldman Financial Advisors, Inc.

                                                                      Appendix C

                            DELAWARE CODE ANNOTATED
                             TITLE 8. CORPORATIONS
                      CHAPTER 1. GENERAL CORPORATION LAW
              SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

(S) 262  Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to s 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (SS) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

       (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

       (2) If the merger or consolidation was approved pursuant to (S) 228 or
(S) 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

REVOCABLE PROXY

                           FIRST COASTAL CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR USE AT THE SPECIAL MEETING ON AUGUST 9, 2001.

     The undersigned stockholder of First Coastal Corporation (the "Company") hereby appoints the Board of Directors of the Company, or any one of them, with full power of substitution, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of stockholders (the "Special Meeting") to be held on Thursday, August 9, 2001, at 10:00 a.m., local time, at the DoubleTree Hotel, 1230 Congress Street, Portland, Maine 04102, and at any adjournment thereof.

     This proxy, when properly executed, will be voted as directed by the stockholder named herein and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ADOPTION OF THE MERGER AGREEMENT, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

     The stockholder named herein hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement relating to the Special Meeting and hereby revokes any proxy or proxies heretofore given. The stockholder named herein may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)
           ----------------------------------------------------------

                          (CONTINUED FROM OTHER SIDE)
                          ---------------------------

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION
                            OF THE MERGER AGREEMENT.

1. To approve and adopt the Agreement and Plan of Merger, dated as of April 1, 2001, by and between Norway Bancorp, Inc., Norway Merger
   Subsidiary, Inc., Norway Savings Bank and First
   Coastal Corporation and Coastal Bank. [_] For  [_] Against  [_]Abstain


           PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                  USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.



                                -----------------------------------------------
                                SIGNATURE(S)

                                Dated:
                                 ________________________________________, 2001
                                (PLEASE DATE AND SIGN HERE EXACTLY AS NAME
                                APPEARS HEREON.  WHEN SIGNING AS ATTORNEY,
                                EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OTHER FIDUCIARY, GIVE FULL TITLE AS SUCH; AND WHEN STOCK HAS BEEN ISSUED IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.)